                                                                                                           [Filed pursuant to Rule 433]

                                                         TERM SHEET SUPPLEMENT
                                           FOR USE WITH BASE PROSPECTUS DATED AUGUST 8, 2006

                                                   RESIDENTIAL ACCREDIT LOANS, INC.

                                                               DEPOSITOR

                                                   RESIDENTIAL FUNDING COMPANY, LLC

                                                      SPONSOR AND MASTER SERVICER

                                                              QO PROGRAM
                                            MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                                         (ISSUABLE IN SERIES)

THE TRUSTS

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans, which may be divided into two or more loan groups.
The mortgage loans will be master serviced by Residential Funding Company, LLC.

THE CERTIFICATES

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.
The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-6 IN THIS TERM SHEET SUPPLEMENT.
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THE  DEPOSITOR  HAS  FILED A  REGISTRATION  STATEMENT  (INCLUDING  A BASE  PROSPECTUS)  WITH THE SEC FOR THE  OFFERING  TO  WHICH  THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE
DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT
NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY  DEALER
PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE TOLL-FREE  NUMBER
SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                                           OCTOBER 10, 2006

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE RELATED
BASE  PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR ANY SERIES.  THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY  AND IS
SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR  TERM SHEET  SUPPLEMENT  AND ANY OTHER  FREE  WRITING
PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A SOLICITATION  OF AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS  OFFERING.  ANY  REPRESENTATION  TO THE
CONTRARY IS UNLAWFUL.

                                                        EUROPEAN ECONOMIC AREA

In relation to each Member State of the European  Economic Area which has  implemented  the Prospectus  Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will represent and agree that with effect from and including the date on which the Prospectus  Directive is implemented in that Relevant Member State,  referred to in this term sheet supplement as the Relevant  Implementation  Date, it has not made and will not make an offer of  certificates  to the public in that Relevant  Member
State prior to the publication of a prospectus in relation to the  certificates  which has been approved by the competent  authority in that Relevant Member State or, where  appropriate,  approved in another  Relevant Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance  with the Prospectus  Directive,  except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized  or  regulated  to operate in the  financial  markets  or, if not so  authorized  or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees  during the last  financial  year; (2) a total balance sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000,  as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the
         Prospectus Directive.

For the  purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in  relation  to any  certificates  in any
Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or subscribe  the  certificates,  as the same may be varied in that  Member  State by any  measure  implementing  the  Prospectus  Directive  in that  Member  State,  and (ii)  "Prospectus
DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                            UNITED KINGDOM

Each underwriter will represent and agree that:

(a)      it has only  communicated or caused to be communicated  and will only communicate or cause to be communicated an invitation or inducement  to engage in  investment  activity  (within the meaning of Section 21 of the  Financial  Services and Markets Act,
         referred to in this term sheet  supplement as FSMA)  received by it in connection  with the issue or sale of the  certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THIS TERM SHEET
                     SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We  provide  information  to you about  the  offered  certificates  of any  series in three or more  separate  documents  that  provide progressively more detail:

-        the related base prospectus,  dated August 8, 2006, which provides  general  information,  some of which may not apply to your series of certificates;

-        this term  sheet  supplement,  which  provides  general  information  about  series of  certificates  issued  pursuant  to the depositor's QO program, some of which may not apply to the offered certificates of any series; and

-        one or more term sheets,  which  describe  terms  applicable  to the classes of the series of offered  certificates  described therein and provides a description  of certain  collateral  stipulations  regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The  depositor's  principal  offices are located at 8400 Normandale Lake  Boulevard,  Suite 250,  Minneapolis,  Minnesota 55437 and its
telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
OFFERED  CERTIFICATES OF A SERIES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH CERTIFICATES.
THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET  SUPPLEMENT IS
BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET
SUPPLEMENT  AND TO SOLICIT AN OFFER TO PURCHASE THE OFFERED  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY
YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE
ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL
BACKING  THEM,  MAY CHANGE  (DUE,  AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE  THE POOL MAY BECOME
DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL, AND THAT
ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL
PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  THE
UNDERWRITER'S  OBLIGATION  TO SELL  SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE
CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY  REASON  THE  ISSUING  ENTITY  DOES NOT  DELIVER  SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY
PORTION OF THE  CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

                        TABLE OF CONTENTS

                                                      PAGE

RISK FACTORS..........................................S-6
     Negative Amortization Loans and Deferred InterestS-6

     Standard Hazard Insurance and Primary Mortgage

     Additional Yield Considerations Applicable Solely

     Servicing and Other Compensation and Payment of

     Special Tax Considerations Applicable to Residual
        Certificates ................................S-73
     Tax Return Disclosure and Investor List

                                                             RISK FACTORS

         The  offered  certificates  of any series are not  suitable  investments  for all  investors.  In  particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment  advisor, the expertise  necessary to evaluate the  information  contained in this term sheet  supplement and the related base  prospectus in the context of your financial situation and tolerance for risk.

         The mortgage loans  included in the trust  established  for any series may be divided into two or more loan groups.  The risks associated with an investment in different classes of offered  certificates may be different as a result of the  characteristics of the specific loan group to which the offered certificates relate.

         You should  carefully  consider,  among other  things,  the following  factors in connection  with the purchase of the offered certificates:

NEGATIVE AMORTIZATION LOANS AND
DEFERRED INTEREST

The yield on and weighted          The interest  rates on the mortgage  loans adjust  monthly after an initial fixed
average lives of the               rate period of generally  one month or three months,  but their  minimum  monthly
certificates will be subject to    payments adjust less  frequently,  subject to maximum  interest  rates,  payments
negative amortization on the       caps and other  limitations.  The initial  interest rates on most of the mortgage
mortgage loans                     loans  are lower  than the sum of the index  applicable  at  origination  and the related  gross margin.  During a period of rising  interest  rates,  particularly prior to the first payment  adjustment  date, the amount of interest  accruing on the principal  balance of the mortgage loans may exceed the amount of the minimum monthly  payment.  As a result, a portion of the accrued interest on any mortgage loan may not be paid.  That  portion of accrued  interest  will  become  deferred interest  that will be added to the  principal  balance of the  related  mortgage loan.

                                   The amount of deferred  interest,  if any,  with respect to mortgage  loans for a given month will reduce the amount of interest  collected on these mortgage loans that is available for  distributions of interest on the  certificates.  Any final term sheet for a class of certificates  will set forth the extent to which, if at all, the resulting  reduction in interest  collections on the mortgage loans will be  offset,  in  part  or in  whole,  by  applying  full  and  partial  principal prepayments  received  on the  mortgage  loans to interest  distributions  on the certificates.  The final term  sheet for a class of  certificates  will  describe how net  deferred  interest  on the  mortgage  loans  will be  deducted  from the interest  payable  to the  certificates.  Allocations  of net  deferred  interest could,  as a result,  affect the weighted  average life of the affected  class of certificates.  If any final term sheet for a class of  certificates  provides for the offset of net deferred interest with full and partial  principal  prepayments received on the  mortgage  loans,  then only the amount by which full and partial principal  prepayments  received  on the  mortgage  loans  exceeds  the amount of deferred  interest on the mortgage  loans,  and other  unscheduled  and scheduled payments of principal  will be  distributed  as a principal  distribution  on the certificates.  Any increase in the certificate  principal balance of any class of certificates,  or any delay in the decrease of the certificate  principal balance of a class of  certificates,  may  increase  the period of time during  which the applicable  class of  certificates  could absorb  realized losses on the mortgage loans.  We cannot  predict the extent to which  deferred  interest will accrue on the mortgage loans,  and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the certificates.

RISK OF LOSS

Underwriting standards may         Generally,  the mortgage loans have been originated using underwriting  standards
affect risk of loss on the         that are less stringent than the underwriting  standards applied by certain other
mortgage loans.                    first lien mortgage loan purchase programs,  such as those of Fannie Mae, Freddie
                                   Mac or the depositor's  affiliate,  Residential  Funding  Mortgage  Securities I,
                                   Inc.  Applying less stringent  underwriting  standards  creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.
                                   Examples include the following:

                                   o    mortgage  loans  secured by  non-owner  occupied  properties  may  present a greater  risk that the  borrower  will stop making  monthly  payments if the borrower's financial condition deteriorates;
                                   o    mortgage loans with loan-to-value  ratios greater than 80% (i.e., the amount of the loan at  origination  is 80% or more of the  value  of the  mortgaged property)  may  increase the risk that the value of the  mortgaged  property will not be sufficient to satisfy the mortgage loan upon foreclosure;
                                   o    mortgage loans with  loan-to-value  ratios of greater than 80%, which may be as high as 100% at origination,  with no mortgage insurance may increase the likelihood that the value of the mortgaged  property would not be sufficient to  satisfy  the  mortgage  loan upon  foreclosure  unless  the value of the mortgaged property increases;
                                    O   mortgage loans made to borrowers who have high debt-to-income  ratios (i.e., the amount of debt  service on the other debt of the  borrower  represents a large  portion of his or her  income) may result in a  deterioration  of the borrower's  financial  condition  that  could  make  it  difficult  for  the borrower to continue to make mortgage payments; and
                                    o   mortgage  loans  made  to  borrowers  whose  income  is not  required  to be disclosed or verified may  increase the risk that the  borrower's  income is less than that represented.

                                    Some of the mortgage loans with loan-to-value  ratios over 80% may be insured by primary mortgage  insurance.  However,  if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.
                                    In addition,  in determining  loan-to-value  ratios for certain  mortgage loans, the value of the related  mortgaged  property may be based on an appraisal  that is up to 24  months  old  if  there  is a  supporting  broker's  price  opinion, automated  valuation,  drive-by  appraisal or other  certification  of value. If such an appraisal does not reflect  current market values and such market values have  declined,  the  likelihood  that  proceeds  from a sale  of the  mortgaged property may be insufficient to repay the mortgage loan is increased.

                                   See "The  Trusts--Underwriting  Policies"  and "Certain  Legal Aspects of Mortgage
                                   Loans and Contracts" in the related base prospectus.

The return on your certificates    The  Servicemembers  Civil  Relief Act, as amended,  or the Relief Act,  provides
could be reduced by shortfalls     relief to  borrowers  who enter  active  military  service  and to  borrowers  in
due to the Servicemembers Civil    reserve  status who are  called to active  duty  after the  origination  of their
Relief Act.                        mortgage  loan.  Current or future  military  operations of the United States may increase the number of borrowers who are in active  military  service,  including persons  in  reserve  status  who have  been  called  or will be called to active duty.  The Relief Act  provides  generally  that a borrower who is covered by the
                                   Relief Act may not be  charged  interest  on a mortgage  loan in excess of 6% per annum during the period of the  borrower's  active duty.  Any resulting  interest shortfalls  are not required to be paid by the  borrower at any future time.  The master servicer for the applicable  series of  certificates  will not be required to advance these shortfalls as delinquent  payments,  and the shortfalls will not be  covered  by any  form  of  credit  enhancement  on the  certificates  of that series.  Interest  shortfalls  on  the  mortgage  loans  included  in  the  trust established  for any series due to the  application  of the Relief Act or similar legislation  or  regulations  will be applied to reduce the  accrued  interest on each  interest-bearing  class of certificates  related to that mortgage loan on a pro rata basis.

                                   The  Relief  Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan  during the  borrower's  period of active duty and, in some cases, during an additional  three month period  thereafter.  As a result,  there may be delays in payment and increased  losses on the mortgage  loans.  Those delays and increased  losses on the mortgage loans in any loan group will be borne primarily by the class of related certificates of that series with a certificate  principal balance greater than zero with the lowest payment priority.

                                   We do not  know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                   See the  definition of Accrued  Certificate  Interest under  "Description  of the
                                   Certificates--Glossary  of Terms" in this term sheet supplement and "Certain Legal
                                   Aspects of Mortgage  Loans--Servicemembers  Civil  Relief Act" in the related base prospectus.

The return on your certificates    Losses on mortgage  loans may occur due to a wide variety of causes,  including a
may be affected by losses on the   decline  in real  estate  values,  as well as  adverse  changes  in a  borrower's
mortgage loans, which could        financial  condition.  A decline in real  estate  values or  economic  conditions occur due to a variety of causes.  nationally or in the regions where the mortgaged  properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates    One  risk  of  investing  in   mortgage-backed   securities  is  created  by  any
may be particularly sensitive to   concentration  of the related  properties in one or more geographic  regions.  If
changes in real estate markets     the  regional   economy  or  housing  market  weakens  in  any  region  having  a
in specific regions.               significant  concentration  of properties  underlying  mortgage loans included in the trust  established  for any  series,  the  mortgage  loans in that region may experience high rates of loss and delinquency,  resulting in losses to holders of the related series of  certificates.  A region's  economic  condition and housing market  may be  adversely  affected  by a variety of  events,  including  natural
                                   disasters  such  as  earthquakes,   hurricanes,   floods  and  eruptions,   civil
                                   disturbances  such as riots,  by disruptions  such as ongoing power  outages,  or terrorist  actions or acts of war.  The  economic  impact of any of those  events may also be felt in areas beyond the region immediately  affected by the disaster or  disturbance.  The  properties  underlying  the mortgage loans included in any loan group may be concentrated in these regions.  This  concentration  may result in greater losses to certificateholders  than those generally present for similar mortgage-backed securities without that concentration.

                                   Several  hurricanes,  which struck  Louisiana,  Alabama,  Mississippi,  Texas and
                                   Florida in 2005,  may have adversely  affected  mortgaged  properties  located in those  states.  Generally,  the  mortgage  pool does not include  mortgage  loans secured by  mortgaged  properties  located  in the  individual  assistance  zones designated  by  the  Federal  Emergency  Management  Agency,  or  FEMA.  However,
                                   FEMA-designated  individual  assistance  zones are subject to change from time to time by FEMA and, therefore,  no assurance can be given that the mortgage pool is free of mortgage  loans secured by mortgaged  properties  located in those areas.
                                   Further,  mortgage  loans  in the  mortgage  pool  may be  secured  by  mortgaged properties in  FEMA-designated  public assistance  areas,  which also may include mortgaged  properties in areas that were affected by the hurricanes.  Residential
                                   Funding will make a  representation  and warranty  that each  mortgaged  property underlying a mortgage  loan included in the trust  established  for any series is free of damage and in good  repair as of the  closing  date for that  series.  In the event that a mortgaged  property  is damaged as of the closing  date and that damage  materially  and  adversely  affects the value of or the  interests of the holders of the  certificates in the related  mortgage loan,  Residential  Funding
                                   Company,  LLC will be required to repurchase  the related  mortgage loan from the trust.  Any such  repurchases  may  shorten  the  weighted  average  lives of the certificates  of that  series.  We will not know  how many  mortgaged  properties underlying the mortgage loans  included in the trust  established  for any series will have been or may be affected by the  hurricanes  and  therefore  whether the payment  experience  on any mortgage  loan in the  mortgage  pool for that series will be affected.

Excess interest from the           The amount by which the aggregate stated principal  balance of the mortgage loans
mortgage loans may not provide     exceeds the aggregate class  certificate  balance of the classes of certificates,
adequate credit enhancement.       other   than   the   Class   SB   and   Class   R    Certificates,    is   called
                                   "overcollateralization."  Except as  provided a final  term  sheet,  the  initial level  of  overcollateralization  (that  is,  the  overcollateralization  on  the closing  date)  is  expected  to  approximately  equal  to the  initial  level of overcollateralization  required  by the  pooling  and  servicing  agreement.  The mortgage  loans  are  expected  to  accrue  more  interest  than is needed to pay interest on the classes of  certificates  because the weighted  average  interest rate on the  mortgage  loans is expected to be higher than the  weighted  average pass-through  rate on such  classes of  certificates  plus the  weighted  average expense  fee  rate.  In the  event  that the  level of  overcollateralization  is reduced,  such  "excess  interest"  will be used  to  make  additional  principal payments  on the classes of  certificates  to the extent  described  in this term
                                   sheet   supplement.   Overcollateralization   is  intended  to  provide   limited
                                   protection to the holders of the offered  certificates  by absorbing  losses from liquidated  mortgage  loans.  However,  we cannot  assure you that enough  excess interest will be generated on the mortgage  loans to maintain the required  level of overcollateralization.

                                   The excess interest  available on any  distribution  date will be affected by the actual  amount of  interest  received,  collected  or  advanced in respect of the mortgage loans for that  distribution  date, the amount of deferred  interest for those  mortgage  loans and, if so provided in any final term sheet for a class of certificates,  the  amount of  principal  collections  available  to  offset  the deferred  interest.  Such amount will be  influenced  by changes in the  weighted average of the mortgage rates resulting from  prepayments and liquidations of the
                                   mortgage  loans  as  well  as  from   adjustments  of  the  mortgage  rates.  The
                                   pass-through rate of each class of interest-bearing  certificates is subject to a net rate cap  which  generally  is based on the  weighted  average  adjusted  net mortgage rates of the mortgage  loans, as may be adjusted as described in a final term sheet.  If the  pass-through  rate on one or more  classes is limited by the applicable  net rate cap,  it may be  necessary  to apply all or a portion of the interest funds  available to distribute  interest at the  pass-through  rates for such classes of  certificates.  As a result,  interest may be unavailable for any other purpose.

                                   If the protection  afforded by  overcollateralization  is insufficient,  then the holders of the offered certificates could experience a loss on their investment.

The value of your certificates     If the  performance of the mortgage loans included in the trust  established  for
may be reduced if losses are       any series is substantially  worse than assumed by the rating agencies rating any
higher than expected.              class  of  certificates  of that  series,  the  ratings  of any  class  of  those certificates  may be lowered in the future.  This would probably reduce the value of those certificates.  None of the depositor,  the master servicer nor any other entity will have any obligation to supplement any credit enhancement,  or to take any other action to maintain any rating of the certificates.
LIMITED OBLIGATIONS

Payments on the mortgage loans     The  certificates  offered in each series will  represent  interests  only in the
are the sole source of payments    trust  established  for  that  series.  The  certificates  do  not  represent  an
on your certificates.              ownership interest in or obligation of the depositor,  the master servicer or any of their  affiliates.  If proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and servicing  agreement for that series,  investors  will have no recourse to the depositor,  the master servicer or any other entity,  and will incur losses.
LIQUIDITY RISKS

You may have to hold your          A secondary  market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if        market  does  develop,  it may not  continue or it may be  illiquid.  Neither the
their marketability is limited.    underwriters  for  the  related  series  nor  any  other  person  will  have  any obligation  to make a  secondary  market  in your  certificates,  and you have no right to request redemption of your  certificates.  Illiquidity means you may not be able to find a buyer to buy your  securities  readily  or at prices  that will enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                                   Any class of offered certificates may experience illiquidity,  although generally illiquidity  is  more  likely  for  classes  that  are  especially  sensitive  to prepayment,  credit or interest rate risk,  or that have been  structured to meet the investment requirements of limited categories of investors.

A transfer of master servicing     If the  master  servicer  defaults  in its  obligations  under  the  pooling  and
in the event of a master           servicing  agreement,   the  master  servicing  of  the  mortgage  loans  may  be
servicer default may increase      transferred to the trustee or an alternate  master  servicer,  as described under
the risk of payment application    "The  Pooling  and  Servicing  Agreement  - Rights  Upon Event of Default" in the
errors                             related  base  prospectus.  In the event of such a transfer  of master  servicing there may be an increased  risk of errors in applying  payments from borrowers or in transmitting information and funds to the successor master servicer.
HIGH LTV LOANS WITHOUT MORTGAGE
INSURANCE

The mortgage pool includes         Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
certain loans that may be          but may not be insured by a primary mortgage  insurance policy.  Although primary
subject to a higher risk of loss   mortgage  insurance  policy is generally  required for mortgage loans with an LTV ratio in excess of 80%, no such  insurance was required for these loans under the applicable  underwriting  criteria.  The likelihood that the value of the related mortgaged  property  would not be  sufficient  to satisfy the mortgage  loan upon foreclosure  is  greater  for  these  types  of  loans,  resulting  in  a  higher likelihood of losses with respect to these types of loans.
RISKS RELATING TO PRIMARY
MORTGAGE INSURERS

You may incur losses if a          Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
primary mortgage insurer fails     and may be insured by a primary  mortgage  insurance  policy.  If such a mortgage
to make payments under a primary   loan  were  subject  to a  foreclosure  and the  value of the  related  mortgaged
mortgage insurance policy          property were not  sufficient to satisfy the mortgage  loan,  payments  under the primary mortgage  insurance  policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage  loan.  If the insurer is unable or refuses to pay a claim,  the amount of such losses  would be  allocated to holders of the related certificates as realized losses.
RISKS RELATING TO COOPERATIVE
LOANS

Cooperative loans have certain     Some of the mortgage  loans may not be secured  directly by real property but may
characteristics that may           be  cooperative  loans.  A cooperative  loan is secured by a first lien on shares
increase the risk of loss          issued by the cooperative  corporation that owns the related  apartment  building and on the related  proprietary lease or occupancy  agreement  granting exclusive rights to occupy a specific unit within the cooperative.  Cooperative  loans have certain characteristics that may increase the likelihood of losses.
                                   The  proprietary  lease or occupancy  agreement  securing a  cooperative  loan is subordinate,  in most cases, to any blanket  mortgage on the related  cooperative apartment  building or on the  underlying  land. If the  cooperative is unable to meet the  payment  obligations  (i) arising  under an  underlying  mortgage,  the mortgagee  holding an underlying  mortgage  could  foreclose on that mortgage and terminate all  subordinate  proprietary  leases and occupancy  agreements or (ii)
                                   arising under its land lease,  the holder of the  landlord's  interest  under the land  lease  could  terminate  it and  all  subordinate  proprietary  leases  and occupancy agreements.

                                   Additionally,  the proprietary lease or occupancy agreement may be terminated and
                                   the   cooperative   shares  may  be   cancelled   by  the   cooperative   if  the
                                   tenant-stockholder  fails to pay maintenance or other obligations or charges owed by  the  tenant-stockholder.  A  default  by  the  tenant-stockholder  under  the proprietary lease or occupancy  agreement will usually constitute a default under the  security  agreement  between the lender and the  tenant-stockholder.  In the event of a foreclosure  under a cooperative  loan,  the mortgagee will be subject to certain  restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.

                                   See  "Certain  Legal  Aspects  of  Mortgage  Loans  and  Contracts--The   Mortgage
                                   Loans--Cooperative Loans" in the related base prospectus.
BANKRUPTCY RISKS

Bankruptcy proceedings could       The transfer of the mortgage  loans from any  applicable  seller to the depositor
delay or reduce distributions on   will  be  intended  by the  parties  to be and  will  be  documented  as a  sale.
the certificates.                  However,  if any seller were to become  bankrupt,  a trustee in bankruptcy  could attempt to  recharacterize  the sale of the  applicable  mortgage loans as a loan secured by those mortgage  loans or to consolidate  those mortgage loans with the assets of that seller.  Any such attempt could result in a delay in or reduction of collections on the mortgage loans included in the trust  established for any series available to make payments on the certificates of that series.

The Bankruptcy of a Borrower May   If a borrower becomes subject to a bankruptcy proceeding,  a bankruptcy court may
Increase the Risk of Loss on a     require  modifications  of the  terms of a  mortgage  loan  without  a  permanent
Mortgage Loan.                     forgiveness  of the principal  amount of the mortgage  loan.  Modifications  have included  reducing  the  amount of each  monthly  payment,  changing  the rate of interest  and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction  may permit a debtor to cure a monetary default relating  to a  mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and  reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and  final judgment of foreclosure had been entered in state court.  In addition,  under the federal  bankruptcy  law,  all  actions  against a  borrower  and the  borrower's property are automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND
PREPAYMENT
CONSIDERATIONS

The yield on your certificates     The yield to  maturity on each class of offered  certificates  of any series will
will vary depending on the rate    depend on a variety of factors, including:
of prepayments.
                                   o        the rate and timing of principal  payments on the mortgage  loans in the related  loan  group  included  in the  trust  established  for that series, including prepayments,  net deferred interest on the related mortgage loans,  defaults and  liquidations,  and repurchases due to breaches of representations or warranties;

                                   o        the  allocation  of  principal  payments  on the  mortgage  loans in the
                                                related   loan   group   among  the   various   classes  of  offered
                                                certificates included in that series;

                                   o        realized  losses and interest  shortfalls  on the mortgage  loans in the related loan group;

                                   o        the pass-through rate for that class; and

                                   o        the purchase price of that class.
                                   As used in this term sheet  supplement,  references  to the  related (or words of similar  effect) loan group will mean, in the case of a series with multiple loan groups,  the  loan  group  from  which  a  class  of  certificates  will  receive distributions  of  principal  and  interest,  and, in the case of a series with a single loan group, the mortgage pool.

                                   The rate of  prepayments  is one of the most  important and least  predictable of these factors.

                                   No  assurances  are given that the mortgage  loans will prepay at any  particular rate.

                                   In general,  if you purchase a certificate at a price higher than its outstanding certificate  principal  balance and principal  distributions  on your certificate occur faster than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you  purchase  a  certificate  at a price
                                   lower  than  its  outstanding   certificate   principal   balance  and  principal
                                   distributions  on that class  occur more  slowly  than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the     Since  mortgagors,  in most cases,  can prepay their  mortgage loans at any time,
mortgage loans will vary           the rate and timing of principal  distributions  on the offered  certificates are
depending on future market         highly  uncertain  and are  dependent  upon a wide variety of factors,  including
conditions and other factors.      general  economic  conditions,  interest rates,  the  availability of alternative
                                   financing  and  homeowner  mobility.   Generally,   when  market  interest  rates
                                   increase,  borrowers are less likely to prepay their mortgage  loans.  This could result in a slower  return of principal to you at a time when you might have been able to reinvest  your funds at a higher rate of interest  than the  pass-through rate on your class of  certificates.  On the other  hand,  when  market  interest rates  decrease,  borrowers  are generally  more likely to prepay their  mortgage loans.  This could  result in a faster  return of principal to you at a time when you might not be able to reinvest  your funds at an interest  rate as high as the pass-through rate on your class of certificates.

                                   Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage  loans.  These  refinancing  programs  may  be  offered  by  the  master servicer,  any subservicer,  the depositor or their  affiliates,  and may include streamlined  documentation  programs as well as  programs  under which a mortgage
                                   loan  is  modified  to  reduce  the  interest  rate.  Streamlined   documentation
                                   programs involve less  verification of underwriting  information than traditional documentation programs.

                                   See  "Description  of the Mortgage  Pool - The  Program"  and "Certain  Yield and
                                   Prepayment  Considerations"  in this term  sheet  supplement  and  "Maturity  and
                                   Prepayment Considerations" in the related base prospectus.

The recording of mortgages in      The  mortgages  or  assignments  of mortgage for all or a portion of the mortgage
the name of MERS may affect the    loans  included in the trust  established  for any series may have been or may be
yield on the certificates.         recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,
                                   solely as nominee for the originator  and its successors and assigns.  Subsequent assignments of those  mortgages are registered  electronically  through the MERS(R)
                                   System.  However,  if MERS discontinues the MERS(R)System and it becomes necessary to record an assignment  of the mortgage to the trustee for any series,  then any related  expenses  shall be paid by the related  trust and will reduce the amount available to pay principal of and interest on the  certificates  included in that series with  certificate  principal  balances  greater  than zero with the lowest payment priorities.

                                   The  recording of  mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers  and others in the mortgage  industry may have limited,  if any,  experience with lenders seeking to
                                   foreclose   mortgages,   assignments   of  which  are   registered   with   MERS.
                                   Accordingly,   delays  and  additional  costs  in  commencing,   prosecuting  and
                                   completing  foreclosure  proceedings  and  conducting  foreclosure  sales  of the mortgaged  properties  could result.  Those delays and additional  costs could in turn delay the  distribution  of  liquidation  proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                   For additional  information regarding MERS and the MERS(R)System, see "Description of the Mortgage  Pool--General" and "Certain Yield and Prepayment  Considerations"
                                   in this term sheet supplement and "Description of the  Certificates--Assignment of
                                   Mortgage Loans" in the related base prospectus.

The yield on your certificates     The offered  certificates  of each class included in a series will have different
will be affected by the specific   yield  considerations  and  different  sensitivities  to the rate and  timing  of
terms that apply to that class,    principal  distributions.   The  following  is  a  general  discussion  of  yield
discussed below.                   considerations  and  prepayment  sensitivities  of  some  of  the  categories  of certificates that may be included in any series.

                                   See "Certain Yield and Prepayment Considerations" in this term sheet supplement.

 Class A Certificates              The  Class  A  Certificates   of  any  series,   other  than  any  interest  only
                                   certificates,  may be subject to various  priorities  for  payment of  principal.
                                   Distributions  of principal on the Class A Certificates of any series entitled to principal  distributions  with an earlier priority of payment will be affected by the rates of  prepayment of the related  mortgage  loans early in the life of the related  loan  group.  Those  classes  of  Class  A  Certificates  of any  series entitled to  principal  distributions  with a later  priority of payment  will be affected by the rates of prepayment  of the related  mortgage  loans  experienced both  before  and after the  commencement  of  principal  distributions  on those classes,  and  will be more  likely  to be  affected  by  losses  on the  related mortgage  loans not  covered by any  applicable  credit  enhancement  since these classes will be outstanding for a longer period of time.
                                   See  "Description  of the  Certificates--Principal  Distributions  on  the  Senior
                                   Certificates" in this term sheet supplement.

The yields on the floating rate    The  interest  rate on any  class of  floating  rate  certificates  will  vary in
certificates may be affected by    accordance  with an  applicable  interest  rate  index.  Therefore,  the yield to
changes in interest rates.         investors on any class of floating rate certificates will be extremely  sensitive to  fluctuations  of  the  applicable  interest  rate  index.  In  addition,  the mortgage  rates on the mortgage  loans may be based on an index that is different from that of the mortgage  loans,  which may rise or fall more slowly or quickly, or may move in an opposite  direction  to the index  applicable  to the  mortgage loans.  We cannot  assure you as to the  level,  rate or timing of changes in any index.

Certificates with a pass-through   The  pass-through  rates on one or more classes of certificates of any series may
rate subject to a cap              be subject to a cap equal to the weighted  average of the net  mortgage  rates on the related  mortgage  loans,  in some cases  adjusted to an actual over  360-day rate,  or the lesser of the  weighted  average of the net  mortgage  rates on the related  mortgage  loans,  in some cases adjusted to an actual over 360-day rate, and a fixed rate per annum.  Therefore,  the  prepayment of the related  mortgage loans with higher mortgage rates may result in lower  pass-through rates on those classes of certificates.

                                   Investors  in those  classes of  certificates  should be aware that the  mortgage rates on  adjustable-rate  mortgage loans may adjust at different  times based on
                                   the  related   index,   and  sometimes   after  a  fixed  interest  rate  period.
                                   Consequently,   the   weighted   average  net   mortgage   rate  on  the  related
                                   adjustable-rate  mortgage  loans,  if any,  during the related due period will be
                                   sensitive  to   fluctuations  in  the  levels  of  the  related  indices  on  the adjustable-rate  mortgage loans,  and may be less than interest that would accrue on those classes of  certificates  in the absence of the  applicable cap on their pass-through  rate.  In a rising  interest  rate  environment,  those  classes of certificates  may receive  interest at the  applicable  cap rate for a protracted period of time.

                                   In addition,  as and to the extent  described in any final term sheet for a class
                                   of   Certificates,   interest  may  accrue  on  a  class  of  certificates  at  a pass-through rate related to, for each distribution  date, the excess, if any, of the  weighted  average of the net  mortgage  rates on the  mortgage  loans in the related loan group or groups,  or the  available  funds for the related  group or groups,  over an index plus an applicable  margin or the weighted  average of the pass-through  rates on another  class or classes  of  certificates.  The yield to maturity on such a class of certificates  will be  particularly  sensitive to the level of  prepayments on the mortgage loans included in the related loan group or groups with higher net mortgage  rates. If mortgage  interest rates decline,  the higher  interest  rate  mortgage  loans are more  likely to be  refinanced,  and, therefore,  prepayments  in full on  these  mortgage  loans  are more  likely  to occur.  Increases in any  applicable  index may  increase  the  weighted  average pass-through  rate on the other  certificates to which the  pass-through  rate on that class of  certificates is related,  or may directly reduce the  pass-through rate on that class of certificates.  If for any distribution  date, the available funds or the weighted  average of the net mortgage rates on the mortgage loans in the related loan group or groups,  as applicable,  is equal to, or less than, the related index plus the applicable  margin which serves as the cap on the rate for that class of certificates,  or the weighted average of the pass-through rates on the certificates to which the pass-through  rate on that class of certificates is related,  that class of certificates will receive no distributions of interest on that distribution date.

Interest Only Certificates         A class  of  interest  only  certificates  included  in any  series  will  not be entitled to  principal  distributions  and will  receive  interest  distributions based  on a  notional  amount,  which  may be based  on all or a  portion  of the certificate  principal balance of one or more classes of certificates included in the related  series.  Investors in a class of interest only  certificates  should be aware  that the yield on that class will be  extremely  sensitive  to the rate
                                   and  timing  of   principal   payments  on  the  related   class  or  classes  of
                                   certificates,  and that rate may  fluctuate  significantly  over  time.  A faster than  expected  rate of  principal  payments on the  related  class or classes of certificates  will have an adverse effect on the yield to investors in a class of interest  only  certificates  and could result in their  failure to fully recover their initial investments.

Senior Support Certificates        Investors  in a class of senior  support  certificates  of any  series  should be aware that all or a portion of losses on the  mortgage  loans in the related loan group included in the trust  established for that series  otherwise  allocable to the related  class or classes of super senior  certificates  will be allocated to that class of senior support  certificates  as and to the extent set forth in the final  term  sheet for that  series.  Therefore,  the yield to  maturity  on that class of  senior  support  certificates  will be  extremely  sensitive  to losses otherwise allocable to the related class or classes of super senior certificates.

Subordinated Certificates          The yield to  investors  in any  class of the  subordinated  certificates  of any series will be sensitive  to the rate and timing of losses on the mortgage  loans in all related  loan groups for any series,  if those losses are not covered by a more subordinate class of the subordinated certificates.

                                   It is not  expected  that a class of  subordinated  certificates,  other than any
                                   class  of  senior  support  certificates,   will  receive  any  distributions  of
                                   principal  payments until the distribution date set forth in the final term sheet for a class of certificates.  On or after that date, all or a  disproportionately large portion of principal  prepayments  on the mortgage loans in each loan group may be allocated  to the related  senior  certificates  as described in this term sheet  supplement,  and none or a  disproportionately  small portion of principal prepayments  on the mortgage  loans in each loan group may be paid to the holders of the  subordinated  certificates,  other  than  any  class  of  senior  support certificates.

                                   As a result,  the weighted average lives of the subordinated  certificates may be longer than would otherwise be the case.

                                   See  "Summary--Credit  Enhancement--Allocation  of Losses" and  "Description of the
                                   Certificates--Allocation of Losses; Subordination" in this term sheet supplement.

Certificates entitled to           As set forth in any final term sheet for a class of certificates,  the holders of
prepayment charges                 certain  certificates may be entitled to prepayment  charges collected in respect of the mortgage loans.  The yield to maturity of those  certificates  will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans, which are difficult to predict and which may fluctuate  significantly  over time.
                                   Generally,  each prepayment  charge only remains  applicable with respect to such mortgage  loan  for the  limited  time  periods  specified  in the  terms of such
                                   mortgage  loan.  In  addition,   under  certain  instances  the  payment  of  any
                                   otherwise  applicable  prepayment  charge may be waived by the  master  servicer.
                                   Investors should conduct their own analysis of the effect,  if any, that rate and timing of payment of  prepayment  charges,  or decisions  by the master  servicer
                                   with  respect  to  waiver   thereof,   may  have  on  the  performance  of  those
                                   certificates  entitled to  prepayment  charges.  There can be no  assurance as to the  timing or amount of  collections  of  prepayment  charges  or the  effect of prepayment  charges on the rate of  prepayments on the mortgage  loans.  Further, some state laws  restrict  the  imposition  of  prepayment  charges even when the mortgage  loans  expressly  provide for the  collection of those  charges.  It is possible  that  prepayment  charges  and late fees may not be  collected  even on mortgage  loans that  provide  for the payment of these  charges.  In that event, these  amounts  will  not be  available  for  distribution  on  the  certificates entitled to prepayment charges.

                                   See  "Description  of the  Mortgage  Pool  -  General"  and  "Certain  Yield  and
                                   Prepayment  Considerations"  in this term sheet  supplement  and  "Certain  Legal
                                   Aspects of Mortgage  Loans and  Contracts--Default  Interest  and  Limitations  on
                                   Prepayments"  in the related base prospectus.

Certificates related to any        As set forth in any final term sheet for a class of certificates,  the holders of
yield maintenance or similar       certain  certificates  may benefit from a series of payments  pursuant to a yield
agreement                          maintenance  or  similar  agreement.   The  purpose  of  such  agreements  is  to
                                   partially  mitigate the risk to the  investors in the related  certificates  that the  pass-through  rate on their  certificates  will be lower than the index plus the related margin.

                                   However,  the amount payable to those  investors  under such an agreement will be based on a  notional  amount  equal to the  lesser of the  aggregate  certificate principal  balance of related  certificates and an amount  determined based on an assumed rate of prepayments on the mortgage  loans.  Accordingly,  if prepayments occur at a slower rate than assumed,  the amount payable on the agreement will be less than the amount of interest that would accrue on those  certificates  at the excess of the index over a certain  rate per annum as set forth in the final term sheet  for such  class.  In  addition,  if the index  exceeds a certain  rate per annum as set forth in the final  term sheet for such  class of  certificates,  no additional  amounts  are  payable  under the  agreement.  Any amount by which the amount paid by the  provider  or such an  agreement  is less than the  difference between the index plus the related  margin and a rate set forth in the final term sheet for such class of certificates  will not be payable from any source on that distribution date or any future distribution date.

                                   Furthermore,  investors  under such an agreement are subject to the risk that the provider  will default on all or a portion of its payment  obligations  under the agreement.

Class M Certificates               The yield to investors in the Class M Certificates  will be sensitive to the rate and timing of losses on the related  mortgage loans, to the extent not covered by excess cash flow or  overcollateralization.  Losses, other than specified amounts of  certain  types of losses  described  in this term  sheet  supplement,  to the extent  not  covered  by  excess  cash  flow  or  overcollateralization  will  be allocated to the most subordinate class of Class M Certificates outstanding.

                                   See  "Description  of the  Certificates--Allocation  of Losses" in this term sheet supplement.

                                                            ISSUING ENTITY

         The  depositor  will  establish  a trust with  respect to each  series on the  closing  date for that  series,  under a series supplement,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement,  dated as of March
1, 2006,  among the  depositor,  the master  servicer and the trustee  together with the series  supplement,  referred to herein as the pooling and  servicing  agreement.  The  pooling  and  servicing  agreement  is  governed by the laws of the State of New York.  On the closing  date for each  series,  the  depositor  will  deposit  into the trust a pool of  mortgage  loans  that in the  aggregate  will constitute a mortgage pool,  secured by first liens on one- to four-family  residential  properties  with terms to maturity of not more than 40 years.  The mortgage  pool may be divided  into two or more loan groups.  The trust will not have any  additional  equity.  The pooling and servicing  agreement for each series will  authorize the trust to engage only in selling the  certificates  in exchange for the mortgage loans included in that trust,  entering into and performing its obligations under the pooling and servicing  agreement for that series,  activities  necessary,  suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders of that series.

         The  pooling  and  servicing  agreement  will  provide  that the  depositor  assigns  to the  trustee  for the  benefit of the certificateholders  without  recourse all the right,  title and interest of the  depositor in and to the mortgage  loans.  Furthermore, the pooling and servicing  agreement  will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

         Some  capitalized  terms  used in this  term  sheet  supplement  have the  meanings  given  below  under  "Description  of the
Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                                      SPONSOR AND MASTER SERVICER

          Residential Funding Company,  LLC, a Delaware limited liability company,  buys residential  mortgage loans under several loan purchase  programs  from  mortgage  loan  originators  or  sellers  nationwide,  including  affiliates,  that meet its  seller/servicer eligibility  requirements  and  services  mortgage  loans for its own  account  and for  others.  See "The  Trusts--Mortgage  Collateral
Sellers" and  "--Qualifications  of Sellers" in the  prospectus  for a general  description  of applicable  seller/servicer  eligibility requirements.  Residential  Funding Company,  LLC's principal  executive  offices are located at 8400 Normandale Lake Boulevard,  Suite
250,  Minneapolis,  Minnesota 55437.  Its telephone number is (952) 857-7000.  Residential  Funding  Company,  LLC conducts  operations from its  headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania and New York.
Residential Funding Company, LLC finances its operations primarily through its securitization program.

          Residential  Funding  Company,  LLC was founded in 1982 and began operations in 1986,  acquiring,  servicing and securitizing residential  jumbo  mortgage  loans  secured  by  first  liens  on one- to  four-family  residential  properties.  GMAC  LLC  purchased
Residential  Funding Company,  LLC in 1990. In 1995,  Residential  Funding Company,  LLC expanded its business to include "Alt-A" first lien mortgage  loans,  such as the mortgage loans  described in the related base  prospectus.  Residential  Funding  Company,  LLC also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

          The  following  tables set forth the  aggregate  principal  amount of publicly  offered  securitizations  of  mortgage  loans sponsored  by  Residential  Funding  Company,  LLC for the past five years and for the six  months  ended  June 30,  2006.  Residential
Funding Company,  LLC sponsored  approximately  $23.9 billion and $2.4 billion in initial aggregate principal amount of mortgage-backed securities  in the 2001 calendar year backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  Residential
Funding Company,  LLC sponsored  approximately  $52.1 billion and $2.4 billion in initial aggregate principal amount of mortgage-backed securities  in the 2005  calendar  year  backed by first  lien  mortgage  loans and  junior  lien  mortgage  loans,  respectively.  The percentages  shown with respect to years 2001 through 2005 under  "Percentage  Change from Prior Year"  represent  the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

_______________________________

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are
     included under First Lien Mortgage Loans--Non-              Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)      Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior
liens are included under First Lien Mortgage Loans--Non-              Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                                   SPONSOR SECURITIZATION EXPERIENCE
FIRST LIEN MORTGAGE LOAns
Volume by Principal Balance                    2001              2002              2003              2004              2005            Six Months Ended 6/30/06

Prime Mortgages(1)                       $16,387,846,100   $16,177,753,813   $18,964,072,062   $11,953,278,792   $24,149,038,614           $15,986,659,784

Non-Prime Mortgages(2)                   $  7,566,949,253  $15,475,700,554   $27,931,235,627   $24,408,531,445   $27,928,496,334           $14,270,539,852

Total                                    $23,954,795,353   $31,653,454,367   $46,895,307,689   $36,361,810,237   $52,077,534,948           $30,257,199,636

Prime Mortgages(1)                                 68.41%            51.11%            40.44%            32.87%            46.37%                      52.84%

Non-Prime Mortgages(2)                             31.59%            48.89%            59.56%            67.13%            53.63%                   47.16%

Total                                             100.00%           100.00%           100.00%           100.00%           100.00%                  100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                 98.71%           (1.28)%            17.22%          (36.97)%           102.03%                           -

Non-Prime Mortgages(2)                              2.60%           104.52%            80.48%          (12.61)%            14.42%                        -

Total Volume                                       53.34%            32.14%            48.15%          (22.46)%            43.22%                        -

JUNIOR LIEN MORTGAGE LOANS
=======================================================================================================================================
VOLUME BY PRINCIPAL BALANCE                       2001              2002              2003              2004              2005           SIX MONTHS ENDED 6/30/06

Prime Mortgages(1)                           $2,438,519,235     2,875,005,049     3,207,008,585     2,085,015,925     2,409,506,573      $1,567,743,737

                                                                                                                                                         -
                                                         -                 -                                   -                 -
Non-Prime Mortgages(2)                                                                       -

Total
                                             $2,438,519,235     2,875,005,049     3,207,008,585     2,085,015,925     2,409,506,573      $1,567,743,737

Prime Mortgages(1)                                   100.00%           100.00%           100.00%           100.00%           100.00%                   100.00%

Non-Prime Mortgages(2)                                 0.00%             0.00%             0.00%             0.00%             0.00%                0.00%

Total                                                100.00%           100.00%           100.00%           100.00%           100.00%              100.00%
PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                  (12.07)%          17.90%            11.55%            (34.99)%            15.56%                         -

Non-Prime Mortgages(2)                                     -           -                 -                       -                 -                     -

Total Volume                                        (12.07)%          17.90%            11.55%            (34.99)%            15.56%                     -

=======================================================================================================================================

FIRST LIEN MORTGAGE LOANS
VOLUME BY NUMBER OF LOANS                      2001            2002             2003             2004            2005         SIX MONTHS ENDED 6/30/06

Prime Mortgages(1)                              57,758          68,077           86,166           55,773          91,631                   58,177

Non-Prime Mortgages(2)                          71,443         136,789          200,446          170,696         173,796                   86,598

Total                                          129,201         204,866          286,612          226,469         265,427                  144,775

Prime Mortgages(1)                               44.70%          33.23%           30.06%           24.63%          34.52%                   40.18%

Non-Prime Mortgages(2)                           55.30%          66.77%           69.94%           75.37%          65.48%                   59.82%

Total                                           100.00%         100.00%          100.00%          100.00%         100.00%                  100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                56.78%          17.87%           26.57%         (35.27)%           64.29%                     -

Non-Prime Mortgages(2)                           (5.21)%          91.47%           46.54%         (14.84)%            1.82%                     -

Total                                             15.14%          58.56%           39.90%         (20.98)%           17.20%                     -

=======================================================================================================================================
JUNIOR LIEN MORTGAGE LOANS
VOLUME BY NUMBER OF LOANS                      2001            2002             2003             2004            2005         SIX MONTHS ENDED 6/30/06

Prime Mortgages(1)                              62,952          73,188           84,962           51,614          53,071                   31,933

Non-Prime Mortgages(2)                               -               -                -                -               -                        -

Total                                           62,952          73,188           84,962           51,614          53,071                   31,933

Prime Mortgages(1)                               100.00%         100.00%          100.00%          100.00%         100.00%                 100.00%

Non-Prime Mortgages(2)                             0.00%            0.00%            0.00%           0.00%            0.00%                  0.00%

Total                                            100.00%          100.00%          100.00%         100.00%          100.00%                100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                              (16.49)%          16.26%          16.09%          (39.25)%            2.82%                     -

Non-Prime Mortgages(2)                                 -           -               -                     -                -                     -

Total                                           (16.49)%          16.26%           16.09%         (39.25)%            2.82%                     -

         The following tables set forth the annual or six-month average  outstanding  principal  balance,  calculated as of year end or quarter end, as applicable,  of mortgage loans master serviced by Residential Funding Company,  LLC for the past five years and for the six  months  ended June 30,  2006,  and the annual or  six-month  average  number of such  loans for the same  period,  as  applicable.
Residential  Funding Company,  LLC was the master servicer of a residential  mortgage loan portfolio of approximately $67.8 billion and
$3.5 billion in average  outstanding  principal  amount during the 2001  calendar  year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  Residential Funding Company,  LLC was the master servicer of a residential mortgage loan portfolio of approximately  $101.9 billion and $5.5 billion in average  outstanding  principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage  loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior Year" for years 2001 through 2005  represent  the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

_______________________________

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                                 MASTER SERVICER SERVICING EXPERIENCE
FIRST LIEN MORTGAGE LOANS
VOLUME BY AVERAGE OUTSTANDING PRINCIPAL BALANCE        2001              2002             2003              2004               2005            SIX MONTHS ENDED
                                                                                                                                                   6/30/06

Prime Mortgages(1)                               $51,374,446,489   $43,282,264,857   $33,749,084,171  $32,453,682,854   $  47,935,800,813            $60,649,951,491

Non-Prime Mortgages(2)                           $16,429,992,363   $24,910,565,613   $39,334,697,127  $50,509,138,736   $  53,938,083,312            $59,024,755,323

Total                                            $67,804,438,852   $68,192,830,470   $73,083,781,298  $82,962,821,591   $101,873,884,125            $119,674,706,814

Prime Mortgages(1)                                         75.77%            63.47%           46.18%            39.12%               47.05%          50.68%

Non-Prime Mortgages(2)                                     24.23%            36.53%           53.82%            60.88%               52.95%                   49.32%

Total                                                     100.00%           100.00%          100.00%           100.00%              100.00%                  100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                        (3.91)%          (15.75)%         (22.03)%           (3.84)%               47.71%               -

Non-Prime Mortgages(2)                                     27.94%            51.62%           57.90%            28.41%                6.79%                        -

Total Based on Average Outstanding Principal                2.26%             0.57%            7.17%            13.52%               22.79%                        -
Balance

JUNIOR LIEN MORTGAGE LOANS
=======================================================================================================================================
VOLUME BY AVERAGE OUTSTANDING PRINCIPAL BALANCE        2001              2002              2003              2004               2005          SIX MONTHS ENDED
                                                                                                                                                  6/30/06

Prime Mortgages(1)                                $3,512,887,567     4,102,615,571     4,365,319,862     5,135,640,057           $  5,476,133,777          $6,614,978,613

Non-Prime Mortgages(2)                            $            0                 0                 0                 0                 0                   $            0

Total
                                                  $3,512,887,567     4,102,615,571     4,365,319,862     5,135,640,057           $  5,476,133,777          $6,614,978,613

Prime Mortgages(1)                                        100.00%           100.00%           100.00%           100.00%             100.00%             100.00%

Non-Prime Mortgages(2)                                      0.00%             0.00%             0.00%             0.00%               0.00%                0.00%

Total                                                     100.00%           100.00%           100.00%           100.00%             100.00%              100.00%
PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                         13.85%          16.79%             6.40%              17.65%               6.63%                     -

Non-Prime Mortgages(2)                                          -           -                 -                       -                   -                     -

Total Based on Average Outstanding Principal               13.85%          16.79%             6.40%              17.65%               6.63%                     -
Balance

=======================================================================================================================================

FIRST LIEN MORTGAGE LOANS
VOLUME BY AVERAGE NUMBER OF LOANS                     2001             2002            2003             2004             2005        SIX MONTHS ENDED 6/30/06

Prime Mortgages(1)                                    237,946          202,938         168,654          156,745          201,903                 243,014

Non-Prime Mortgages(2)                                168,058          242,625         341,863          414,639          411,550                 430,831

Total                                                 406,004          445,563         510,517          571,384          613,453                 673,845

Prime Mortgages(1)                                      58.61%           45.55%          33.04%           27.43%           32.91%                  36.06%

Non-Prime Mortgages(2)                                  41.39%           54.45%          66.96%           72.57%           67.09%                  63.94%

Total                                                  100.00%          100.00%         100.00%          100.00%          100.00%                 100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                       (6.59)%         (14.71)%        (16.89)%          (7.06)%          28.81%                     -

Non-Prime Mortgages(2)                                    28.76%          44.37%          40.90%            21.29%         (0.74)%                     -

Total Based on Average Number of Loans                     5.39%           9.74%          14.58%            11.92%           7.36%                     -

JUNIOR LIEN MORTGAGE LOANS
=======================================================================================================================================
VOLUME BY AVERAGE NUMBER OF LOANS                       2001            2002             2003             2004            2005         SIX MONTHS ENDED 6/30/06

Prime Mortgages(1)                                      104,044         118,773          127,833          147,647         143,713                  164,858

Non-Prime Mortgages(2)                                        -               -                -                -               -                        -

Total                                                   104,044         118,773          127,833          147,647         143,713                  164,858

Prime Mortgages(1)                                        100.00%         100.00%          100.00%          100.00%         100.00%                 100.00%

Non-Prime Mortgages(2)                                      0.00%            0.00%            0.00%           0.00%          0.00%                    0.00%

Total                                                     100.00%          100.00%          100.00%         100.00%        100.00%                  100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                         22.78%          14.16%           7.63%            15.50%          (2.66)%                     -

Non-Prime Mortgages(2)                                          -           -               -                     -                -                     -

Total Based on Average Number of Loans                     22.78%          14.16%            7.63%           15.50%          (2.66)%                     -

         Residential  Funding  Company,  LLC's overall  procedures for  originating  and acquiring  mortgage loans are described  under
"Description of the Mortgage  Pool--The  Program" in this term sheet supplement.  Residential  Funding Company,  LLC's material role and responsibilities  in this  transaction,  including  as master  servicer,  are  described  in the  related  base  prospectus  under "The
Trusts--Qualification  of Sellers" and "The  Trusts--Repurchases of Mortgage Collateral" and in this term sheet supplement under "Pooling and Servicing Agreement--The Master Servicer and Subservicers--Master Servicer."

         Residential Funding Company, LLC's wholly-owned subsidiary,  Homecomings Financial,  LLC, or Homecomings,  originated and sold to Residential  Funding Company,  LLC certain of the mortgage loans included in the mortgage pool. See "Affiliations  Among Transaction
Parties,"  "Description of the Mortgage  Pool--Originators"  and "Pooling and Servicing  Agreement--The Master Servicer and Subservicers"
in this term sheet supplement.

                                                AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the various relationships among the affiliated transaction parties.

                                                   -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                             GMAC LLC
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                         ---------------------------------------------------
                                                                 | |
                                                                 | |
                                   ------------------------------- --------------------------------
                                   Residential Funding Corporation Residential Accredit Loans, Inc.
                                     (Sponsor and Master Servicer)           (Depositor)
                                   ------------------------------- --------------------------------
                                                 |
                                                 |
                                   -------------------------------
                                    Homecomings Financial Network
                                            (Subservicer)
                                   -------------------------------

                                                   DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The  mortgage  pool will consist of  payment-option,  adjustable-rate  mortgage  loans with a negative  amortization  feature, divided into one or more loan groups.  The  mortgage  loans are secured by first liens on fee simple or leasehold  interests in one- to four-family residential properties.

         All of the mortgage  loans  included in the trust  established  for any series have been or will be purchased by the depositor through its affiliate,  Residential  Funding,  from unaffiliated  sellers as described in this term sheet supplement and in the related base prospectus, or from HomeComings Financial, LLC, a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

         The  mortgage  loans  included in the trust for any series will be selected  for  inclusion  in the  mortgage  pool from among mortgage  loans  purchased in connection  with the Expanded  Criteria  Program  described  below based on the  sponsor's  assessment of investor preferences and rating agency criteria.

         The depositor and Residential Funding will make certain limited  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The  depositor and
Residential  Funding will be required to  repurchase or  substitute  for any mortgage loan included in the related  mortgage pool as to which a breach of its  representations  and  warranties  with respect to that  mortgage  loan  occurs,  if such breach  materially  and adversely  affects the interests of the  certificateholders  of that series in any of those mortgage  loans.  Residential  Funding will not assign to the depositor,  and consequently the depositor will not assign to the trustee for the benefit of the  certificateholders, any of the  representations  and  warranties  made by the  mortgage  collateral  sellers or the right to require the  related  mortgage collateral seller to repurchase any such mortgage loan if a breach of any of its  representations  and warranties occurs.  Accordingly, the only  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series that will be made for the benefit of the  certificateholders  of that series will be the limited  representations and warranties made by Residential
Funding and the depositor  described in this paragraph.  See "The  Trusts--Representations  with Respect to Mortgage  Collateral" in the related base prospectus.

LOAN GROUPS

         As more fully described in any final term sheet for that series,  the mortgage loans included in the trust established for any series will be divided into two or more groups based on the certain payment, maturity, geographical or other characteristics.

         Each loan  group of any  series  will be  assigned a  numerical  designation,  such as loan group I and loan group II, and the mortgage loans included therein may be referred to as the group I loans and the group II loans, respectively.

         Payments  received on the mortgage  loans  included in any loan group will be  distributed  to the classes of related  offered certificates, as more fully described any final term sheet for that class and this term sheet supplement.

         As used in this term sheet  supplement,  references to the related (or words of similar  effect) loan group will mean the loan group or loan groups from which a class of certificates  will receive  distributions  of principal and interest,  and references to the related (or words of similar  effect)  mortgage  loans will mean the mortgage loans in the loan group or loan groups from which a class of certificates will receive distributions of principal and interest.

         The original  mortgages for some of the mortgage loans included in the trust  established  for any series have been, or in the future may be, at the sole discretion of the master servicer,  recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,  solely as nominee for the  originator and its successors  and assigns,  and  subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS(R)System. In some other cases,  the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record  ownership was or will be later  assigned  to MERS,  solely as nominee for the owner of the  mortgage  loan,  and  subsequent  assignments  of the mortgage were, or in the future may be, at the sole  discretion of the master  servicer,  registered  electronically  through the MERS(R)
System.  With respect to each of these  mortgage  loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional  information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment  Considerations--General"  in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

         A certain  percentage  of the mortgage  loans in any loan group may provide for payment of a prepayment  charge.  With respect to some of these mortgage loans, the prepayment  charge provisions  provide for payment of a prepayment charge for partial  prepayments and full  prepayments  made within a certain  period  following the  origination  of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. The amount of the applicable  prepayment  charge,  to the extent permitted under applicable law, is as provided in the related  mortgage note.  Applicable law may impose  limitations on the amount of the prepayment  charge or render such prepayment charge  unenforceable.  In addition,  under certain circumstances the master servicer may waive a prepayment charge. To the extent  provided  in a final term sheet for a class of  certificates,  the  holders of a  specified  class of  certificates  may be entitled  to all  prepayment  charges  received  on the  mortgage  loans.  In any  event,  these  amounts  will  not be  available  for distribution  on any of the other offered  certificates.  See  "Description  of  Certificates - Prepayment  Charges" in this term sheet supplement and "Certain Legal Aspects of Mortgage Loans and  Contracts--Default  Interest and Limitations on Prepayments" in the related base prospectus.

         In connection with mortgage loans secured by a leasehold interest,  if any,  Residential Funding shall have represented to the depositor  that,  among other things:  the use of leasehold  estates for  residential  properties  is an accepted  practice in the area where the  related  mortgaged  property is  located;  residential  property in such area  consisting  of  leasehold  estates is readily marketable;  the lease is recorded and no party is in any way in breach of any provision of such lease;  the leasehold is in full force and effect and is not subject to any prior lien or encumbrance  by which the leasehold  could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than five years after the maturity date of such mortgage loan.

         A portion of the  mortgage  loans  included  in any loan group for any series may be subject to the  Homeownership  and Equity
Protection Act of 1994, as amended,  as of the closing date for that series,  and none of the mortgage loans included in any loan group for any series will be loans that,  under  applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered"  loans or (2) any other similar  designation if the law imposes  greater  restrictions or additional legal  liability for residential  mortgage loans with high interest  rates,  points and/or fees. See "Certain Legal Aspects of Mortgage
Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

         A portion of the  mortgage  loans  included in any loan group for any series may be 30 days or more  delinquent  in payment of principal  and  interest.  For a description  of the  methodology  used to categorize  mortgage  loans as  delinquent,  see Static Pool
Information in this term sheet supplement.

         A portion of the mortgage  loans  included in any loan group for any series may be Buy-Down  Mortgage  Loans or mortgage loans that have been made to an international borrower.

         A portion of the mortgage  loans may be balloon  loans that do not fully  amortize,  if at all,  providing  for a  substantial principal payment due at maturity.

         Certain of the  stipulations  on the  characteristics  of the mortgage loans included in the trust  established for any series may be  stipulations  regarding the Credit  Scores of the related  mortgagors.  Credit Scores are obtained by many mortgage  lenders in connection with mortgage loan applications to help assess a borrower's  credit-worthiness.  In addition,  Credit Scores may be obtained by  Residential  Funding  after the  origination  of a mortgage  loan if the seller  does not provide to  Residential  Funding a Credit
Score.  Credit Scores are obtained from credit reports  provided by various credit  reporting  organizations,  each of which may employ differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's credit history at a single point in time,  using  objective  information  currently on file for the borrower at a particular  credit  reporting  organization.  Information utilized to create a Credit Score may include,  among other things, payment history,  delinquencies on accounts,  levels of outstanding indebtedness,  length of credit history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately 350 to approximately  840, with higher scores  indicating an individual with a more favorable  credit history compared to an individual with a lower score.  However,  a Credit Score  purports only to be a  measurement  of the relative  degree of risk a borrower  represents to a lender,  i.e., a borrower with a higher score is statistically  expected to be less likely to default in payment than a borrower with a lower score.  In addition,  it should be noted that Credit  Scores were  developed  to indicate a level of default  probability  over a two-year  period,  which  does  not  correspond  to the  life of a  mortgage  loan.  Furthermore,  Credit  Scores  were  not  developed specifically for use in connection with mortgage loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a Credit Score does not take into  consideration  the  differences  between  mortgage  loans and  consumer  loans generally,  or the specific  characteristics of the related mortgage loan, for example,  the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established for any series or that any  mortgagor's  Credit
Score would not be lower if obtained as of the date of issuance of a class of certificates.

         A portion of the  mortgage  loans  included in the trust  established  for any series may provide for payment of a  prepayment charge for partial  prepayments  and  prepayments  in full,  other than a  prepayment  occurring  upon the sale of property  securing a mortgage loan. The prepayment  charge  generally  applies to prepayments made within up to five years following the origination of such mortgage  loan.  The  amount of the  prepayment  charge  is  generally  equal to six  months'  advance  interest  on the  amount of the prepayment that, when added to all other amounts prepaid during the twelve-month  period immediately  preceding the date of prepayment, exceeds  twenty  percent (20%) of the original  principal  amount of the mortgage  loan.  Prepayment  charges  received on the mortgage loans included in the trust  established  for any series will not be available for  distribution on the  certificates  included in that series.  See "Certain Yield and  Prepayment  Considerations"  in this term sheet  supplement and "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

MORTGAGE RATE ADJUSTMENT

         The interest rates on the mortgage loans adjust  monthly,  generally  after an initial fixed rate period of one month or three months.  The mortgage rate for each  mortgage loan will be adjusted to equal the sum of the index  applicable to that mortgage loan and a fixed  percentage  amount,  or note margin,  for the mortgage loan,  subject to rounding and the limitations set forth in the related mortgage note and as described in this term sheet supplement.

         Each of the mortgage  loans will have an initial  minimum  monthly  payment  based on an amount that would fully  amortize the mortgage  loan over a 30 or 40 year term at the initial  mortgage  rate in effect on the mortgage  loan.  The initial  mortgage rate in effect on a mortgage loan  generally  will be lower,  and may be  significantly  lower,  than the mortgage rate that would have been in effect based on the related  index and note margin.  While the interest rate on each  mortgage  loan will adjust  monthly,  the minimum monthly  payment on each mortgage loan  generally  will adjust less  frequently,  beginning on the due date of the month  following the month in which the adjustment date occurs,  to equal the amount necessary to pay interest at the  then-applicable  mortgage rate and to fully amortize the outstanding  stated principal  balance of each mortgage loan over its remaining term to stated maturity,  subject to a payment  adjustment cap specified in the related  mortgage loan.  Generally,  the monthly  payment  adjusts  annually and the payment adjustment  cap on each  mortgage  loan limits the amount by which the monthly  payment can increase on any annual  payment  adjustment date to 7.5% per annum.

         No mortgage loan will have a mortgage rate that exceeds the maximum  mortgage rate specified in the related  mortgage note, or the maximum  mortgage  rate.  Due to the  application  of the maximum  mortgage  rates,  the mortgage  rate on each  mortgage  loan, as adjusted on any mortgage rate  adjustment  date,  may be less than the sum of the index and the gross  margin.  Each mortgage loan will have a minimum  mortgage rate equal to the rate  specified in the related  mortgage  note or if no minimum rate is specified,  the note margin.

         Unless the related index declines after  origination of a mortgage loan, the related mortgage rate will generally  increase on the first  adjustment  date  following  origination  of the mortgage loan. The repayment of the mortgage loans will be dependent on the ability of the  mortgagors to make larger monthly  payments  following  adjustments of the mortgage rate.  Mortgage loans that have the same initial  mortgage rate may not always bear interest at the same mortgage  rate because  these  mortgage  loans may have  different adjustment  dates, and the mortgage rates therefore may reflect different  related index values,  note margins,  maximum mortgage rates and minimum mortgage rates.

         Because the  mortgage  rates on the  mortgage  loans  adjust at a different  time than the  monthly  payments  thereon and the payment caps may limit the amount by which the monthly  payments may adjust,  the amount of a monthly  payment may be more or less than the amount  necessary to fully  amortize the principal  balance of the mortgage  loans over its then  remaining  term at the applicable mortgage rate.  Accordingly,  the mortgage loans may be subject to reduced  amortization  (if the monthly  payment due on a due date is sufficient to pay interest  accrued during the related  interest  accrual period at the applicable  mortgage rate but is not sufficient to reduce  principal in accordance with a fully  amortizing  schedule);  negative  amortization (if interest accrued during the related interest  accrual  period at the  applicable  mortgage  rate is greater the entire  monthly  payment  due on the related due date);  or accelerated  amortization  (if the monthly  payment due on a due date is greater  than the amount  necessary  to pay  interest  accrued during the related  interest  accrual  period at the  applicable  mortgage  rate and to reduce  principal  in  accordance  with a fully amortizing  schedule).  In the event of negative  amortization,  the amount of interest that is not covered by the monthly payment,  or deferred  interest,  is added to the principal balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated  amortization,  it may result in a final lump sum payment at maturity greater than, and potentially  substantially  greater than, the monthly payment due on the immediately preceding due date.

         Generally the unpaid  principal  balance of a mortgage loan may not be increased due to deferred  interest  above 110% or 115%
of the original  principal  amount of the mortgage  loan.  On any day on which the amount of deferred  interest  would cause the unpaid principal  balance of a mortgage loan to exceed that amount,  the monthly  payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining  term of the mortgage loan at the current  mortgage  rate. In addition,  generally on the fifth payment adjustment date and on each fifth payment  adjustment date thereafter,  the payment adjustment cap will not apply and the monthly  payment  will be adjusted to equal an amount  that would fully  amortize  the  mortgage  loan over the  remaining  term of the mortgage loan at the current mortgage rate.

         Generally,  on each  payment date after the initial  fixed rate period,  the  servicer  will  present to each  borrower  three payment  options in addition to the minimum  monthly  payment  described  above.  Those payment options will include (i) interest only,
(ii) an amount that will fully  amortize the mortgage loan over the remaining  term of the mortgage loan at the current  mortgage rate, and (iii) an amount that will fully  amortize  the mortgage  loan over a period of 15 years from the first  payment date at the current mortgage  rate.  Those  payment  options will only be available  to the  borrower if they are higher than the minimum  monthly  payment described above.

STATIC POOL INFORMATION

         Current  static pool data with  respect to mortgage  loans  serviced by  Residential  Funding is  available on the internet at
www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information  presented  under "RALI" as the  issuer/shelf  and "QO" as the series will include  information  regarding  prior  securitizations  of mortgage  loans that are similar to the mortgage loans included in the mortgage pool for any series,  based on  underwriting  criteria and credit  quality,  and that  information is referred to in this term sheet  supplement as Static Pool Data.  Static Pool Data that relates to periods  prior to January 1, 2006,  will not form part of this term sheet supplement, the accompanying prospectus, or the registration statement relating to the offered certificates.

         As used in the Static Pool Data, a loan is  considered  to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any due date  remains  unpaid as of the close of business  on the last  business  day  immediately  prior to the next  following monthly  due date.  The  determination  as to whether a loan falls into this  category  is made as of the close of business on the last business day of each month.  Grace periods and partial payments do not affect these determinations.

         From time to time,  the master  servicer  or a  subservicer  will  modify a mortgage  loan,  recasting  monthly  payments  for delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments under the modified terms for a trial period,  before the  modifications  become final.  During any such trial period,  delinquencies  are reported  based on the mortgage loan's original  payment terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the mortgaged property and, in some cases, a borrower's  capacity to pay a higher monthly payment  obligation.  The trial period generally may extend to up to six months before a modification is finalized.  Once the  modifications  become final  delinquencies are reported based on the modified  terms.  Generally if a borrower  fails to make  payments  during a trial  period,  the mortgage  loan goes into  foreclosure.
Historically,  the master servicer has not modified a material number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

         Charge offs are taken only when the master  servicer has  determined  that it has  received  all  payments or cash  recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There  can be no  assurance  that the  delinquency  and  foreclosure  experience  set  forth in the  Static  Pool Data will be representative  of the results that may be experienced  with respect to the mortgage loans  included in the trust  established  for any series.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

         Subject to limited  exceptions,  each of the mortgage loans included in the trust  established for any series will be required to be covered by a standard hazard insurance policy,  which is referred to as a primary hazard insurance  policy. In addition,  subject to limited  exceptions,  and to the best of the  depositor's  knowledge,  each mortgage loan included in the trust  established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage  insurance policy,  which is referred to as a primary  insurance  policy,  covering at least 35% of the balance of the mortgage loan at  origination if the LTV ratio is between
100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%,  at least 25% of the balance of the mortgage loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         The  primary  insurers  for the  mortgage  loans  included  in the trust for each  series  will have a claims  paying  ability acceptable,  as of the cut-off date for that series, to the rating agencies that have been requested to rate the related  certificates;
however,  no  assurance  as to the actual  ability of any of the  primary  insurers  to pay claims can be given by the  depositor,  the issuing entity or the underwriters.  See "Insurance Policies on Mortgage Loans or Contracts" in the related base prospectus.

THE PROGRAM

         General.  Residential  Funding,  under its Expanded Criteria Program,  or the program,  purchases  mortgage loans that may not qualify  for other  first  mortgage  purchase  programs  such as those run by Fannie Mae or Freddie  Mac or by  Residential  Funding in
connection with securities issued by the depositor's  affiliate,  Residential  Funding Mortgage  Securities I, Inc. However,  a portion of the mortgage  loans under the program may also qualify for the Fannie Mae or Freddie Mac programs.  Examples of mortgage  loans that may not qualify for such programs  include  negative  amortization  loans,  mortgage  loans secured by non-owner  occupied  properties, mortgage  loans made to  borrowers  whose income is not  required to be provided or  verified,  mortgage  loans with high LTV ratios or mortgage  loans made to borrowers  whose ratios of debt service on the mortgage  loan to income and total debt service on borrowings to income are higher than for those other programs.  Borrowers may be  international  borrowers.  The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans,  mortgage  loans with higher LTV ratios than in those other programs,  and mortgage loans with LTV ratios over 80% that do not require primary mortgage  insurance.  See
"--Program  Underwriting  Standards"  below.  The inclusion of those  mortgage  loans may present  certain risks that are not present in those other programs.  The program is administered by Residential Funding on behalf of the depositor.

         Qualifications  of Program  Sellers.  Each Expanded  Criteria  Program Seller has been selected by Residential  Funding on the
basis  of  criteria   described  in  Residential   Funding's   Expanded   Criteria  Seller  Guide,  or  the  Seller  Guide.   See  "The
Trusts--Qualifications of Sellers" in the related base prospectus.

         Program  Underwriting  Standards.  In accordance with the Seller Guide,  the Expanded  Criteria  Program Seller is required to review an application  designed to provide to the original lender pertinent  credit  information  concerning the mortgagor.  As part of the  description  of the  mortgagor's  financial  condition,  each  mortgagor is required to furnish  information,  which may have been supplied  solely in the  application,  regarding  its assets,  liabilities,  income  (except as described  below),  credit  history and employment  history,  and to furnish an authorization to apply for a credit report which summarizes the borrower's  credit history with local  merchants and lenders and any record of bankruptcy.  The mortgagor may also be required to authorize  verifications  of deposits at financial  institutions  where the mortgagor had demand or savings accounts.  In the case of non-owner occupied  properties,  income derived from the mortgaged property may be considered for underwriting  purposes.  For mortgaged  property  consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

         Based on the data  provided  in the  application  and certain  verifications,  if  required,  a  determination  is made by the original lender that the mortgagor's  monthly income, if required to be stated,  will be sufficient to enable the mortgagor to meet its monthly  obligations  on the mortgage loan and other  expenses  related to the  property,  including  property  taxes,  utility  costs, standard hazard insurance and other fixed  obligations.  Generally,  scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled  payments on  obligations  that extend  beyond ten months,  including  those  mentioned above and other fixed  obligations,  must equal no more than specified  percentages of the prospective  mortgagor's  gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         Certain of the mortgage  loans have been  originated  under "reduced  documentation"  or "no stated  income"  programs,  which require  less  documentation  and  verification  than do  traditional  "full  documentation"  programs.  Generally,  under  a  "reduced documentation"  program,  no  verification of a mortgagor's  stated income is undertaken by the originator.  Under a "no stated income"
program,  certain borrowers with acceptable  payment histories will not be required to provide any information  regarding income and no other  investigation  regarding the borrower's  income will be undertaken.  Under a "no income/no asset" program,  no verification of a mortgagor's  income or assets is undertaken by the  originator.  The  underwriting  for those mortgage loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

         The adequacy of the mortgaged  property as security for repayment of the related  mortgage loan  generally is determined by an appraisal in  accordance  with  appraisal  procedure  guidelines  described in the Seller  Guide.  Appraisers  may be staff  appraisers employed  by the  originator.  The  appraisal  procedure  guidelines  generally  require  the  appraiser  or an agent on its  behalf to personally  inspect the  property and to verify  whether the  property is in good  condition  and that  construction,  if new, has been substantially  completed.  The appraiser is required to consider a market data analysis of recent sales of comparable  properties  and, when deemed  applicable,  an analysis based on income  generated from the property,  or replacement  cost analysis based on the current cost of  constructing  or  purchasing  a similar  property.  In certain  instances,  the LTV ratio is based on the  appraised  value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

         Prior to assigning the mortgage loans to the depositor,  Residential  Funding will have reviewed the underwriting  information provided by the mortgage  collateral  sellers for most of the mortgage  loans and, in those cases,  determined  that the mortgage loans were generally  originated in accordance with or in a manner  generally  consistent with the  underwriting  standards  described in the
Seller Guide.  With regard to a material  portion of these  mortgage  loans,  this review of  underwriting  information  by Residential
Funding was performed  using an automated  underwriting  system.  Any  determination  described  above using an automated  underwriting system will only be based on the information  entered into the system and the information the system is programmed to review.  See "The
Trusts--Underwriting Policies--Automated Underwriting" in the related base prospectus.

         Because of the program criteria and underwriting  standards  described above, the mortgage loans may experience  greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

         Billing and Payment  Procedures.  The majority of the mortgage loans require monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period.  The applicable  servicer sends monthly invoices to borrowers.  In some cases, borrowers are provided with coupon books annually,  and no invoices are sent  separately.  Borrowers may elect for monthly  payments to be deducted automatically from deposit accounts and may make payments by various means,  including online transfers,  phone payment and
Western Union quick check,  although an additional  fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

UNDERWRITING STANDARDS

         All of the mortgage loans in the mortgage pool were  originated in accordance  with the  underwriting  criteria of Residential
Funding  described  under "--The  Program" in this term sheet  supplement.  Residential  Funding  will  review  each  mortgage  loan for compliance  with its  underwriting  standards  prior to purchase as  described  under "The Trusts -  Underwriting  Policies - Automated
Underwriting" in the related base prospectus.

         The  applicable  underwriting  standards  include a set of specific  criteria by which the  underwriting  evaluation  is made.
However,  the  application  of the  underwriting  standards  does not imply that each specific  criterion  was satisfied  individually.
Rather,  a mortgage loan will be considered to be originated in accordance with the  underwriting  standards  described above if, based on an overall qualitative evaluation,  the loan is in substantial compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific  criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

ADDITIONAL INFORMATION

         Prior to the  issuance of the offered  certificates,  Residential  Funding  Company,  LLC may remove  mortgage  loans from the mortgage  pool as a result of  incomplete  or defective  documentation,  or if it  determines  that the mortgage  loan does not satisfy certain  characteristics.  Residential Funding Company,  LLC may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans.

         A current  report on Form 8-K will be available to  purchasers  of the offered  certificates  and will be filed by the issuing entity,  in its own name,  together  with the pooling and servicing  agreement,  with the  Securities  and Exchange  Commission  within fifteen days after the initial issuance of the offered certificates.

                                                    DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue  certificates  pursuant to the pooling  and  servicing  agreement.  The  certificates  consist of certain publicly  offered  classes of  certificates  as  reflected in any final term sheet for a class of  certificates,  which are referred to collectively  as the offered  certificates,  and one or more  classes,  if any, of Class B, Class SB,  Class R or Class P  Certificates
which  are not  publicly  offered.  The  various  classes  of  Class  A  Certificates  are  referred  to  collectively  as the  Class A
Certificates.  The various  classes of Class X Certificates,  if any, are referred to  collectively  as the Class X  Certificates.  The various  classes of Class A  Certificates  and Class X  Certificates  are  referred to  collectively  as the Senior  Certificates.  The various class of Class M Certificates  are referred to  collectively as the Class M  Certificates.  Those classes of certificates  that have a  pass-through  rate based on an index,  such as LIBOR,  plus a related  pass-through  margin are  referred  to  collectively  as
Adjustable Rate  Certificates.  Those classes of certificates  that have a pass-through  rate based on LIBOR are collectively  referred to as the LIBOR  Certificates.  See "Glossary" in the related base  prospectus  for the meanings of capitalized  terms and acronyms not otherwise defined in this term sheet supplement.

         The Senior Certificates of each group will be will be assigned a numerical  designation,  such as Class I-A and Class II-A, or
Class 1A or Class 2A, to denote the group to which the  certificates  relate.  The  Senior  Certificates  of each  group  will  receive payments on the mortgage loans in the related loan group, except as is otherwise set forth in this term sheet supplement.

         The  certificates of any series will evidence the entire  beneficial  ownership  interest in the related trust. For any series the related trust will consist of:

o        the mortgage loans;

o        the cash deposited in respect of the mortgage loans in the Custodial  Account and in the Certificate  Account and belonging to the trust;

o        property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

o        any applicable primary insurance policies and standard hazard insurance policies;

o        any shortfall reserve fund, if applicable;

o        a yield maintenance or similar agreement, if applicable; and

o        all proceeds of any of the foregoing.

         As used in this term sheet  supplement,  references  to the related (or words of similar  effect) loan group will mean, in the case of a series with multiple loan groups,  the loan group from which a class of certificates will receive  distributions of principal and interest, and, in the case of a series with a single loan group, the mortgage pool.

         The offered  certificates  identified in the final term sheet will be available only in book-entry form through  facilities of
The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates.

         The DTC registered  certificates of any series will be represented by one or more certificates  registered in the name of Cede
& Co., as the nominee of DTC. No beneficial  owner will be entitled to receive a  certificate  of any class in fully  registered  form, or a definitive  certificate,  except as described in this term sheet  supplement  under  "--Book-Entry  Registration  of Certain of the
Offered  Certificates--Definitive   Certificates."  Unless  and  until  definitive  certificates  are  issued  for  the  DTC  registered certificates under the limited circumstances described in this term sheet supplement:

o        all references to actions by certificateholders  with respect to the DTC registered  certificates shall refer to actions taken by DTC upon instructions from its participants; and

o        all references in this term sheet supplement to  distributions,  notices,  reports and statements to  certificateholders  with respect to the DTC registered certificates shall refer to distributions,  notices, reports and statements to DTC or Cede & Co., as the registered  holder of the DTC registered  certificates,  for  distribution to beneficial  owners by DTC in accordance with DTC procedures.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

         ACCRUED CERTIFICATE  INTEREST--With  respect to any class of offered certificates and any distribution date, an amount equal to interest accrued during the related Interest Accrual Period on its Certificate  Principal Balance or Notional Amount  immediately prior to that  distribution  date at the related  Pass-Through  Rate for that  distribution  date,  less,  (x) certain  interest  shortfalls, including  Relief Act Shortfalls,  on the mortgage loans  described  below,  and (y), if and to the extent  described in any final term sheet for a class of certificates,  any Net Deferred Interest  allocated to such class of offered  certificates in the manner described in the final term sheet.

         Accrued  Certificate  Interest  on the offered  certificates  will be reduced by any  Prepayment  Interest  Shortfall  for the related loan group included in the trust  established  for that series to the extent not covered by the master servicer as described in this term sheet supplement under "Description of the  Certificates--Interest  Distributions." Further, Accrued Certificate Interest on a
class of  offered  certificates  will  also be  reduced  by the  interest  portions  of  Realized  Losses  allocated  to that  class of certificates through subordination as described in "--Allocation of Losses" below.

         Prepayment Interest Shortfalls and Relief Act Shortfalls will be allocated to the offered  certificates,  on a pro rata basis, on the basis of Accrued Certificate Interest payable on that distribution date absent those reductions.

         ADVANCE--As  to any mortgage  loan and any  distribution  date,  an amount  equal to the  scheduled  payment of  principal  and interest on that  mortgage  loan due during the related Due Period  which was not  received as of the close of business on the business day preceding the related determination date.

         AVAILABLE  DISTRIBUTION  AMOUNT--With  respect to any distribution date and any series,  and as determined  separately for each loan group as applicable, an amount equal to the aggregate of:

o        the aggregate  amount of scheduled  payments on the mortgage  loans  included in the related loan group due during the related
           Due Period and received on or prior to the related  determination  date,  after  deduction of the related  master  servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

o        all  unscheduled  payments on the  mortgage  loans  included  in the related  loan  group,  including  mortgagor  prepayments,
           Insurance  Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries and proceeds from repurchases of and  substitutions for these mortgage loans occurring during the preceding calendar month or, in the case of mortgagor  prepayments in full, during the related Prepayment Period; and

o        all  Advances on the  mortgage  loans  included in related  loan group made for that  distribution  date,  in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

         In addition to the foregoing  amounts,  with respect to  unscheduled  collections  on the mortgage loans included in the trust established for that series, not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related  Available  Distribution  Amount for the  distribution  date in the month of  receipt,  but is not  obligated  to do so. As described in this term sheet supplement under "--Principal  Distributions on the Senior  Certificates," any amount with respect to which such  election is made shall be treated as having been  received on the last day of the  preceding  calendar  month for the purposes of calculating the amount of principal and interest  distributions  to any class of certificates.  With respect to any distribution  date, the determination date is the second business day prior to that distribution date.

         CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect to any  distribution  date and each loan group any  series,  the amount of
Advances or Servicing  Advances that were added to the  outstanding  principal  balance of the mortgage loans in that loan group during the preceding  calendar month and reimbursed to the master servicer or subservicer on or prior to such  distribution date for, plus the related  Capitalization  Reimbursement  Shortfall Amount remaining  unreimbursed from any prior distribution date and reimbursed to the master  servicer or subservicer  on or prior to such  distribution  date for that series.  The master  servicer or subservicer  will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in that loan group.

         CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT--With  respect to any distribution date and each loan group of any series, the amount,  if any, by which the amount of Advances or Servicing  Advances that were added to the principal  balance of the mortgage loans in that loan group during the preceding  calendar  month exceeds the amount of principal  payments on the mortgage loans in the related mortgage pool included in the related Available Distribution Amount for that series or distribution date.

         CERTIFICATE GROUP--With respect to each loan group, the related Senior Certificates.

         CERTIFICATE  PRINCIPAL  BALANCE--With  respect to any class of offered  certificates and any date of  determination,  an amount equal to its initial  certificate  principal  balance,  reduced by the aggregate of (a) all amounts  allocable to principal  previously distributed with respect to that class of certificates and (b) any reductions in its Certificate  Principal  Balance in connection with the allocation of Realized Losses in the manner  described in this term sheet  supplement,  and,  increased by (c) if and to the extent provided  in any final  term  sheet for a class of  certificates,  the  amount of Net  Deferred  Interest  allocated  to such  class of certificates;  provided that, with respect to any  Distribution  Date, the Certificate  Principal  Balances of the Class A, Class M and
Class B Certificates,  if any,  beginning with the class of certificates  with the highest payment  priority,  to which a Realized Loss was previously  allocated and remains  unreimbursed will be increased to the extent of Realized Losses previously allocated thereto and remaining  unreimbursed,  but only to the extent of Subsequent  Recoveries  received  during the previous  calendar month available for that  purpose.  The initial  Certificate  Principal  Balance of the Class SB  Certificates  is equal to the excess,  if any, of (a) the initial aggregate Stated Principal Balance of the mortgage loans over (b) the initial  aggregate  Certificate  Principal Balance of the offered certificates and Class B Certificates, if any.

         CLASS A PRINCIPAL  DISTRIBUTION  AMOUNT--Except as may be provided in any final term sheet for a class of  certificates,  with respect to any  distribution  date (i) prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date,  the  Principal  Distribution  Amount for that  distribution  date or (ii) on or after the Stepdown Date if a
Trigger Event is not in effect for that distribution date, the lesser of:

(a)      the Principal Distribution Amount for that distribution date; and

(b)      the excess, if any, of (A) the aggregate Certificate  Principal Balance of the Class A Certificates  immediately prior to that distribution  date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate
       Stated Principal  Balance of the mortgage loans after giving effect to distributions  to be made on that  distribution  date and
       (y) the excess,  if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M  PERCENTAGE--With  respect  to each class of the Class M  Certificates  for any series  and any  distribution  date,  a percentage equal to the Certificate  Principal  Balance of the related class of Class M Certificates of that series  immediately  prior to that  distribution  date divided by the aggregate Stated Principal  Balance of all of the mortgage loans  immediately  prior to that distribution date, but in no event will such percentage exceed 100%.

         CLASS M PRINCIPAL  DISTRIBUTION  AMOUNT--Except as may be provided in any final term sheet for a class of  certificates,  with respect to any  distribution  date and each class of Class M  Certificates  (i) prior to the Stepdown  Date or on or after the Stepdown
Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after  distribution of the Class A Principal  Distribution  Amount and the Class M Principal  Distribution  Amount with respect to any class of Class M  Certificates  with a higher  payment  priority or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

(a)      the  remaining  Principal  Distribution  Amount  for that  distribution  date  after  distribution  of the  Class A  Principal
         Distribution  Amount  and the  Class M  Principal  Distribution  Amount  for any class of Class M  Certificates  with a higher payment priority; and

(b)      the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class A  Certificates and any
         Class M  Certificates  with a higher  payment  priority  (after  taking  into  account  the  payment of the Class A  Principal
         Distribution  Amount  and the  Class M  Principal  Distribution  Amount  for such  classes  of Class M  Certificates  for that distribution date) and (2) the Certificate  Principal Balance of such class of Class M Certificates  immediately prior to that distribution  date  over  (B) the  lesser  of (x) the  product  of (1) the  applicable  Subordination  Percentage  and (2) the aggregate  Stated  Principal  Balance  of the  mortgage  loans  after  giving  effect  to  distributions  to be  made  on that distribution  date and (y) the excess,  if any, of the aggregate Stated  Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CREDIT SUPPORT DEPLETION  DATE--The first distribution date on which the aggregate  Certificate  Principal Balance of the Class
M Certificates and Class B Certificates, if any, has been reduced to zero.

         DEFERRED  INTEREST--The  amount of interest which is deferred and added to the principal  balance of a mortgage loan due to the negative amortization feature as described in this term sheet supplement.

         DUE  DATE--With  respect to any  distribution  date and any  mortgage  loan,  the date  during the  related Due Period on which scheduled payments are due.

         DUE PERIOD--With respect to any distribution date, the calendar month in which the distribution date occurs.

         ELIGIBLE  MASTER  SERVICING  COMPENSATION--With  respect  to any  distribution  date,  an  amount  equal to the  lesser  of (a)
one-twelfth  of 0.125% of the  Stated  Principal  Balance as of that  distribution  date and (b) the sum of the  master  servicing  fee payable to the master servicer in respect of its master servicing  activities and  reinvestment  income received by the master servicer on amounts payable with respect to that distribution date.

         EXCESS  CASH  FLOW--Except  as may be  provided  in any final  term  sheet for a class of  certificates,  with  respect  to any distribution  date, an amount equal to the sum of (a) the excess of (i) the Available  Distribution  Amount for that  distribution date over (ii) the sum of (A) the Interest  Distribution Amount for that distribution date and (B) the Principal  Remittance Amount for that distribution  date to the extent applied to the payment of principal on the offered  certificates on that distribution date and (b) the
Overcollateralization Reduction Amount, if any, for that distribution date.

         EXCESS  OVERCOLLATERALIZATION  AMOUNT--With respect to any distribution date, the excess, if any, of the  Overcollateralization
Amount on that distribution date over the Required Overcollateralization Amount for that distribution date.

         EXPENSE FEE RATE--With respect to any mortgage loan, the rates at which the master servicing and subservicing fees are paid.

         FINAL  DISPOSITION--With  respect  to a  defaulted  mortgage  loan,  a Final  Disposition  is  deemed to have  occurred  upon a determination  by the master  servicer that it has received all Insurance  Proceeds,  Liquidation  Proceeds and other  payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

                  GROUP PRINCIPAL  DISTRIBUTION  AMOUNT--On any distribution  date, the Class A Principal  Distribution  Amount for that distribution  date multiplied by a fraction,  the numerator of which is the portion of the Principal  Allocation Amount related to such loan group for that  distribution  date and the denominator of which is the Principal  Allocation  Amount for all of the mortgage loans for that distribution date.

         INTEREST ACCRUAL  PERIOD--Except  as may be provided in any final term sheet for a class of  certificates,  with respect to any class of LIBOR  Certificates and any distribution  date, the period  commencing on the prior  distribution date (or, in the case of the first  distribution  date, the closing date) and ending on the day immediately  preceding that  distribution  date, and with respect to
MTA  Certificates and any other  Adjustable Rate  Certificates,  as specified in the final term sheet with respect to any such class of certificates.  With respect to any other class of  certificates  and any  distribution  date, the calendar month preceding the month in which the distribution  date occurs.  Notwithstanding  the foregoing,  the  distributions of interest on any distribution  date for all classes of  certificates  will reflect  interest  accrued,  and  receipts  for that  interest  accrued,  on the mortgage  loans for the preceding  calendar month, as may be reduced by any Prepayment  Interest  Shortfall and other  shortfalls in collections of interest to the extent described in this term sheet supplement.

         INTEREST  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and the offered  certificates,  the aggregate amount of
Accrued  Certificate  Interest  for that  distribution  date plus any  Accrued  Certificate  Interest  remaining  unpaid from any prior distribution  date,  together with interest thereon at the Pass-Through Rate in effect for that distribution  date, in each case to the extent distributed to the holders of the offered certificates as described under "--Interest Distributions."

         LIBOR CERTIFICATES--Any class of Adjustable Rate Certificates for which the pass-through rate is based on a LIBOR index.

         MTA CERTIFICATES--Any class of Adjustable Rate Certificates for which the pass-through rate is based on the MTA index.

         MTA  DETERMINATION  DATE--For each Interest  Accrual  Period,  the date on which MTA is determined  for any class of Adjustable
Rate Certificates for which the index is MTA.

         NET DEFERRED  INTEREST--On  any  distribution  date,  Deferred  Interest that accrued on the related  mortgage loans during the related Due Period,  less, if and to the extent described in any final term sheet any offsets to Deferred  Interest from prepayments in full and partial  prepayments,  or other principal  collections  available to be distributed on the  certificates on that  distribution date.

         NET MORTGAGE RATE--With respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

         NOTIONAL  AMOUNT--As of any date of  determination,  the Notional Amount of any class of Notional  Certificates is equal to the aggregate  Certificate  Principal  Balance (or portion thereof) of the related class or classes of certificates  described in the final term sheet  immediately  prior to that date.  Reference to a Notional  Amount is solely for  convenience in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

         NOTIONAL  CERTIFICATES--Any  class of  certificates  for which  interest  accrues on a Notional  Amount based on the  aggregate
Certificate Principal Balance (or portion thereof) of the another class or classes of certificates.

         OPTIONAL  TERMINATION  DATE--The  distribution  date on which the aggregate Stated Principal Balance of the mortgage loans then held by the trust fund is less than 10% of the aggregate  Stated  Principal  Balance of the mortgage loans as of the Cut-off Date after deducting payments of principal due during the month of the Cut-off Date.

         OVERCOLLATERALIZATION  AMOUNT--Except as may be provided in any final term sheet for a class of certificates,  with respect to any distribution  date, the excess,  if any, of (a) the excess of the aggregate  Stated Principal  Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution date over (b) the aggregate  Certificate  Principal Balance of the  certificates  (other than the Class SB  Certificates  and Class R  Certificates)  as of such date,  before  taking into account distributions of principal to be made on that distribution date.

         OVERCOLLATERALIZATION FLOOR--As set forth in the final term sheet for a class of certificates.

         OVERCOLLATERALIZATION  INCREASE  AMOUNT--With respect to any distribution date, an amount equal to the lesser of (i) the Excess
Cash Flow available for payment of the  Overcollateralization  Increase Amount for that  distribution  date as described under "--Excess
Cash Flow and Overcollateralization"  below, if any, and (ii) the excess, if any, of (x) the Required  Overcollateralization Amount for
that distribution date over (y) the Overcollateralization Amount for that distribution date.

         OVERCOLLATERALIZATION  REDUCTION  AMOUNT--With  respect to any  distribution  date for which the  Excess  Overcollateralization
Amount is greater than zero, an amount equal to the lesser of (i) the Excess  Overcollateralization  Amount for that  distribution date and (ii) the Principal Remittance Amount for that distribution date.

         PASS-THROUGH  MARGIN--The  fixed percentage for any class of  certificates,  which when added to the related index,  determines the pass-through rate for such class of certificates.

         PRINCIPAL  ALLOCATION  AMOUNT--Except as may be provided in any final term sheet for a class of  certificates,  with respect to any distribution  date, the sum of (a) the Principal  Remittance Amount for that distribution  date, (b) any Realized Losses covered by amounts  included in clause (iv) of the  definition  of Principal  Distribution  Amount and (c) the  aggregate  amount of the principal portion of Realized  Losses on the mortgage loans in the calendar  month  preceding  that  distribution  date, to the extent covered by
Excess  Cash Flow  included  in  clause  (v) of the  definition  of  Principal  Distribution  Amount;  provided,  however,  that on any distribution  date on which  there is (i)  insufficient  Excess Cash Flow to cover all unpaid  Realized  Losses on the  mortgage  loans described in clause (b) above,  in  determining  any Group  Principal  Distribution  Amount,  Excess Cash Flow will be allocated to the
Class A Certificates,  pro rata, based on the principal portion of unpaid Realized Losses from prior  distribution dates on the related mortgage  loans,  and (ii)  insufficient  Excess Cash Flow to cover all Realized  Losses on the mortgage loans  described in clause (c)
above,  in determining  any Group  Principal  Distribution  Amount,  the Excess Cash Flow remaining  after the allocation  described in clause (b) or (i) above, as applicable,  will be allocated to the Class A  Certificates,  pro rata,  based on the principal  portion of
Realized Losses incurred during the calendar month preceding that distribution date on the related mortgage loans.

         PRINCIPAL DISTRIBUTION  AMOUNT--Except as may be provided in any final term sheet for a class of certificates,  with respect to any  distribution  date,  the lesser of (a) the excess of (i) the  Available  Distribution  Amount over (ii) the Interest  Distribution
Amount and (b) the sum of the following:

                  (i)      the principal  portion of all scheduled  monthly  payments on the mortgage  loans  received or advanced with respect to the related due period;

                  (ii)     the  principal  portion  of all  proceeds  of the  repurchase  of  mortgage  loans,  or,  in the  case  of a substitution,  amounts  representing a principal  adjustment,  as required by the pooling and servicing  agreement  during the preceding calendar month;

                  (iii)    except, if so provided in any final term sheet for a class of certificates,  to the extent applied to offset
         Deferred  Interest,  the principal  portion of all other  unscheduled  collections  received on the mortgage  loans during the preceding calendar month other than Subsequent  Recoveries,  including,  without limitation,  Insurance Proceeds,  Liquidation
         Proceeds and full and partial Principal  Prepayments made by the respective  mortgagors,  to the extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment Period;

                  (iv)     the lesser of (a) the  Excess  Cash Flow for that  distribution  date and (b) the  principal  portion of any
         Realized  Losses  incurred,  or deemed to have been  incurred,  on any mortgage  loans in the calendar  month  preceding  that distribution  date to the extent covered by Excess Cash Flow for that  distribution date as described under "--Excess Cash Flow and Overcollateralization" below;

                  (v)      the lesser of (a) the Excess  Cash Flow for that  distribution  date,  to the  extent not used  pursuant  to clause (iv) above on such  distribution  date, and (b) the principal  portion of any Realized Losses allocated to any class of offered  certificates on a prior  distribution date and remaining  unpaid, to the extent covered by Subsequent  Recoveries for that distribution date as described under "--Excess Cash Flow and Overcollateralization" below; and

                  (vi)     the lesser of (a) the Excess  Cash Flow for that  distribution  date,  to the  extent not used  pursuant  to clauses (iv) and (v) above on such  distribution  date, and (b) the amount of any  Overcollateralization  Increase  Amount for that distribution date;

                  minus

                  (vii)    the amount of any Overcollateralization Reduction Amount for that distribution date; and

                  (viii)   any related Capitalization Reimbursement Amount.

         In no event will the Principal  Distribution  Amount on any distribution  date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

         PRINCIPAL  REMITTANCE  AMOUNT--With  respect to any  distribution  date,  the sum of the amounts  described in clauses  (b)(i),
(b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

         RECORD DATE--With respect to any distribution date, the last day of the related Interest Accrual Period.

         REQUIRED  OVERCOLLATERALIZATION  AMOUNT--As  set forth in the final term sheet for a class of  certificates;  provided that the
Required  Overcollateralization  Amount may be reduced so long as written  confirmation  is obtained  from each rating  agency that the reduction will not reduce the ratings  assigned to the Class A Certificates  and Class M  Certificates  by that rating agency below the lower of the then-current ratings or the ratings assigned to those certificates as of the closing date by that rating agency.

         SENIOR  ENHANCEMENT  PERCENTAGE-- Except as may be provided in any final term sheet for a class of certificates,  with respect to any distribution  date, the percentage  obtained by dividing (x) the sum of (i) the aggregate  Certificate  Principal Balance of the
Class M  Certificates  and  Class B  Certificates,  if any,  and (ii)  the  Overcollateralization  Amount,  in each  case  prior to the distribution of the Principal  Distribution  Amount on such  distribution  date, by (y) the aggregate Stated  Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

         SEQUENTIAL  TRIGGER  EVENT--If  and to the extent  provided in any final term sheet for a class of  certificates,  a Sequential
Trigger Event is in effect with respect to any distribution  date if, prior to a specified  distribution  date, the aggregate amount of
Realized  Losses on the  mortgage  loans as a  percentage  of the initial  aggregate  Stated  Principal  Balance as of the cut-off date exceeds the applicable amount as set forth in such final term sheet, or if, after the specified  distribution  date, a Trigger Event is in effect.

         SIXTY-PLUS  DELINQUENCY  PERCENTAGE-- Except as may be  provided  in any final  term sheet for a class of  certificates,  with respect to any  distribution  date on or after the Stepdown Date,  the arithmetic  average,  for each of the three  distribution  dates ending with such  distribution  date, of the fraction,  expressed as a percentage,  equal to (x) the aggregate Stated Principal Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that  distribution  date,  including mortgage loans in foreclosure and REO, over (y) the aggregate  Stated  Principal  Balance of the mortgage loans  immediately  preceding that distribution date.

         STATED PRINCIPAL  BALANCE--With  respect to any mortgage loan and as of any distribution date, (a) the sum of (i) the principal balance  thereof as of the cut-off date after  payment of all  scheduled  principal  payments due during the month of the cut-off date,
(ii) any amount by which the outstanding  principal balance thereof has been increased  pursuant to a servicing  modification and (iii)
any amount by which the outstanding  principal  balance thereof has been increased for Deferred  Interest  pursuant to the terms of the related  mortgage note on or prior to the  distribution  date,  minus (b) the sum of (i) the aggregate of the principal  portion of the scheduled  monthly payments due with respect to that mortgage loan during each due period  commencing on the first due period after the cut-off date and ending with the due period related to the previous  distribution  date which were received or with respect to which an advance was made,  (ii) all  principal  prepayments  with respect to such  mortgage  loan and all  Liquidation  Proceeds and  Insurance
Proceeds,  to the extent  applied by the master  servicer  as  recoveries  of  principal,  in each case which were  distributed  on any previous  distribution  date,  and (iii) any Realized  Loss  allocated to the trust with respect to that mortgage loan for any previous distribution date.

         STEPDOWN  DATE--The earlier to occur of (a) the distribution date on which the aggregate  Certificate  Principal Balance of the
Class A Certificates  has been reduced to zero and (b) the distribution  date which is the later to occur of (i) the distribution  date as set forth in the final term sheet for a class of certificates and (ii) the first  distribution date on which the Senior  Enhancement
Percentage is equal to or greater than percentage set forth in such final term sheet.

         SUBORDINATION  PERCENTAGE--With respect to each class of offered certificates and Class B Certificates,  if any, the respective approximate percentage set forth in the final term sheet for a class of certificates.

         SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of  reimbursable  expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         TRIGGER EVENT--A Trigger Event is in effect with respect to any  distribution  date on or after the Stepdown Date if either (a)
the Sixty-Plus  Delinquency  Percentage for that distribution date exceeds the percentage of the Senior  Enhancement  Percentage as set forth in the final term sheet for a class of certificates  for that  distribution  date or (b) the aggregate  amount of Realized Losses on the mortgage loans as a percentage of the initial  aggregate Stated  Principal  Balance of the mortgage loans as of the cut-off date exceeds the applicable amount set forth in the final term sheet for a class of certificates.

INTEREST DISTRIBUTIONS

         Interest  distributions  will be as described in any final term sheet for a class of  certificates.  Except as provided in any final  term  sheet  for a class  of  certificates,  on  each  distribution  date,  holders  of the  Class A  Certificates  and  Class X
Certificates,  if any, will be entitled to receive interest  distributions from the related Available Distribution Amount, in the order of priority  described in the final term sheet, in an amount equal to the Accrued  Certificate  Interest thereon for that  distribution date plus any Accrued  Certificate  Interest,  together with interest thereon at the related  Pass-Through Rate,  remaining unpaid from any prior distribution date.

         To the extent provided in any final term sheet for a class of certificates,  holders of any class of certificates  intended to be the  beneficiary of a yield  maintenance or similar  agreement will also be entitled to receive  payments,  if any, made pursuant to such agreement.

         Except as provided in any final term sheet for a class of certificates,  on each distribution  date,  holders of each class of the Class M Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued Certificate  Interest on such class, plus any Accrued  Certificate  Interest remaining unpaid from any prior  distribution date,  together with interest thereon at the related  Pass-Through Rate, to the extent of the Available  Distribution Amount remaining after distributions of interest to the
Class A  Certificates  and Class X  Certificates  and  distributions  of  interest to any class of Class M  Certificates  with a higher payment priority.

       As described in the definition of "Accrued  Certificate  Interest," Accrued  Certificate  Interest on each class of certificates of any series is subject to reduction in the event of  specified  interest  shortfalls  on the mortgage  loans in the related  mortgage pool allocable thereto.

       Prepayment  Interest  Shortfalls  will result because  interest on prepayments in full is paid by the related  mortgagor only to the date of prepayment,  and because no interest is  distributed  on  prepayments in part, as these  prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

         With respect to any distribution date, any Prepayment  Interest  Shortfalls during the preceding calendar month will be offset by the  master  servicer,  but only to the  extent  these  Prepayment  Interest  Shortfalls  do not exceed  Eligible  Master  Servicing
Compensation.  On any  distribution  date,  Eligible  Master  Servicing  Compensation  will be  applied  to cover  Prepayment  Interest
Shortfalls.

         Prepayment  Interest  Shortfalls  relating  to the  mortgage  loans which are not  covered as  described  above and Relief Act
Shortfalls  relating to the mortgage loans will be allocated to the related offered  certificates,  on a pro rata basis, based upon the amount of Accrued  Certificate  Interest  that would  have  accrued on these  certificates  absent  these  shortfalls,  in each case in reduction of Accrued Certificate Interest thereon.

         Any interest  shortfalls  resulting  from the failure of the provider of any yield  maintenance  or similar  agreement to make payments pursuant to such agreement,  if any, will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

         The ratings  assigned to the offered  certificates  do not address the  likelihood of the receipt of any amounts in respect of any Prepayment  Interest  Shortfalls,  basis risk shortfall carry forward amounts or Relief Act Shortfalls.  See "--Excess Cash Flow and
Overcollateralization" below.

DETERMINATION OF LIBOR

         LIBOR for any class of LIBOR  Certificates  and any  Interest  Accrual  Period will be  determined  as  described in the three succeeding paragraphs.

         LIBOR shall be  established  by the trustee for each  Interest  Accrual  Period.  LIBOR will equal the rate for United  States dollar  deposits for one month which appears on the Telerate  Screen Page 3750 of the Moneyline  Telerate  Capital Markets Report as of
11:00 A.M.,  London time, on the second LIBOR business day prior to the first day of that Interest  Accrual  Period,  or the LIBOR rate adjustment  date.  Telerate  Screen Page 3750 means the display  designated  as page 3750 on the Telerate  Service or any other page as may replace page 3750 on that service for the purpose of displaying  London  interbank  offered rates of major banks.  If the rate does not appear on that page or any other page as may replace that page on that service,  or if the service is no longer offered,  any other service for displaying LIBOR or comparable rates that may be selected by the trustee after  consultation with the master servicer,  the rate will be the reference bank rate.

         The  reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in transactions in the London  interbank  market,  selected by the trustee after  consultation  with the master  servicer.  The reference  bank rate will be determined as of 11:00 A.M.,  London time, on the day that is one LIBOR business day prior to the  immediately  preceding  distribution  date to prime banks in the London  interbank market  for a period  of one  month in  amounts  approximately  equal to the  aggregate  Certificate  Principal  Balance  of the  LIBOR
Certificates  then  outstanding.  The trustee will request the  principal  London  office of each of the  reference  banks to provide a quotation of its rate. If at least two quotations  are provided,  the rate will be the arithmetic  mean of the  quotations.  If on that date fewer than two  quotations  are provided as  requested,  the rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars to leading  European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of the LIBOR  Certificates then outstanding.  If no quotations can be obtained,  the rate will be LIBOR for the prior distribution date;  provided however,  if, under the priorities listed previously in this paragraph,  LIBOR for a distribution date would be based on LIBOR for the previous  distribution date for the third  consecutive  distribution  date, the trustee shall,  after  consultation  with the master  servicer,  select an alternative  comparable  index over which the trustee has no control,  used for determining  one-month  Eurodollar  lending rates that is calculated and published or otherwise made available by an independent  party.  LIBOR  business  day  means  any day  other  than  (i) a  Saturday  or a  Sunday  or (ii) a day on  which  banking institutions in the city of London, England are required or authorized by law to be closed.

         The  establishment  of LIBOR by the  trustee  and the master  servicer's  subsequent  calculation  of the  pass-through  rates applicable to the LIBOR  Certificates  for the relevant  Interest Accrual Period,  in the absence of manifest error,  will be final and binding.

DETERMINATION OF MTA

         MTA for any Interest Accrual Period will be determined as described below.

         MTA shall be established by the trustee for each Interest  Accrual Period.  MTA is a per annum rate equal to the  twelve-month moving  average  monthly yield on United States  Treasury  securities  adjusted to a constant  maturity of one year as published by the
Federal  Reserve Board in statistical  Release No.  H.15(519),  or the Release,  determined by averaging the monthly yield for the most recent twelve  months.  The MTA used for each Interest  Accrual  Period will be the most recent MTA figure  available as of the related
MTA Determination Date.  If MTA is no longer available, the new index for the MTA Certificates will be LIBOR.

         The  establishment  of MTA by the  trustee  and  the  master  servicer's  subsequent  calculation  of the  pass-through  rates applicable to the MTA  Certificates  for the relevant  Interest  Accrual Period,  in the absence of manifest  error,  will be final and binding.

PREPAYMENT CHARGES

         To the  extent  set forth in a final term sheet for a class of  certificates,  a class of  certificates  for any series may be entitled to receive on each  distribution date any prepayment  charges payable in connection with certain principal  prepayments on the mortgage loans,  unless such prepayment  charges are waived as further described below and are not otherwise required to be paid by the master servicer.

         The amount available for distribution to the holders of a class of certificates,  if any,  entitled to the prepayment  charges on any distribution date in respect of prepayment  charges is determined by the amount of prepayment  charges paid by the mortgagors or the master servicer in connection  with principal  prepayments on the mortgage loans during the prepayment  period  applicable for such distribution date.

         Generally,  each prepayment  charge is only applicable to certain  prepayments on a mortgage loan and only remains  applicable with respect to such mortgage loan for the limited time periods  specified in the terms of such prepayment  charge.  In addition,  some state laws restrict the  imposition of prepayment  charges even when the mortgage loans  expressly  provide for the collection of those charges.  It is possible  that  prepayment  charges and late fees may not be  collected  even on  mortgage  loans that  provide for the payment of these charges.  In that event,  these amounts will not be available for distribution on a class of certificates  entitled to prepayment  charges.  See "Certain Legal Aspects of Mortgage Loans and  Contracts--Default  Interest and  Limitations on Prepayments" in
the related base prospectus.

         Pursuant to the pooling and servicing  agreement,  if a class of  certificates is entitled to prepayment  charges,  the master servicer is not permitted to waive (or permit a servicer to waive) any prepayment charge unless: (i) the  enforceability  thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors' rights generally,
(ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has threatened legal action if the prepayment  charge is enforced,  (iii) the  collectability  thereof shall have been limited due to  acceleration in connection with a foreclosure or other involuntary  payment or (iv) such waiver is standard and customary in servicing  similar  mortgage  loans and relates to a default or a reasonably  foreseeable  default and would,  in the reasonable  judgment of the master  servicer,  maximize  recovery of total proceeds taking into account the value of such  prepayment  charge and the related  mortgage loan. The master servicer is not permitted to waive a prepayment  charge in connection  with a refinancing of a mortgage loan that is not related to a default or a reasonably  foreseeable default.  A prepayment charge may only be waived by the master servicer pursuant to the standards described above.

         Investors  should note that in certain  instances,  the amount of a prepayment  charge might not be charged to the  mortgagor.
If the master  servicer  is not allowed or required to waive (or permit the  servicer to waive) the  prepayment  charge,  the amount is required to be remitted by the master  servicer;  otherwise the master  servicer will not have any obligation to make any payments from its own funds in respect of prepayment  charges.  See "Risk Factors - Certificates  entitled to prepayment  charges" and "Certain Yield and Prepayment Considerations" herein."

PRINCIPAL DISTRIBUTIONS

         Principal  distributions  will be as described in any final term sheet for a class of certificates.  Except as provided in any final term sheet for a class of  certificates,  holders of each class of the Class A  Certificates  will be entitled to receive on each distribution date, to the extent of the portion of the Available  Distribution Amount remaining after the Interest  Distribution Amount is  distributed  and in the manner set forth  below,  a  distribution  allocable  to  principal  equal to the related  Group  Principal
Distribution Amount. Except as provided in any final term sheet for a class of certificates,  each Group Principal  Distribution Amount will be  distributed  to each  class of related  Class A  Certificates,  on a pro rata  basis,  in  accordance  with  their  respective
Certificate  Principal Balances,  until the aggregate  Certificate Principal Balance of each class of the Class A Certificates has been reduced to zero.

         Except as  provided  in any final term sheet for a class of  certificates,  holders of each class of the Class M  Certificates will be entitled to receive on each  distribution  date, to the extent of the portion of the Available  Distribution  Amount  remaining after the sum of the Interest  Distribution  Amount, the Class A Principal  Distribution Amount and the Class M Principal  Distribution
Amount for any class of Class M  Certificates  with a lower  numerical  class  designation  has been  distributed,  the related Class M
Principal  Distribution  Amount,  in reduction of the Certificate  Principal  Balance of that class,  until the  Certificate  Principal
Balance of that class has been reduced to zero.

EXCESS CASH FLOW AND OVERCOLLATERALIZATION

         Excess Cash Flow will be applied on any distribution date as described in any final term sheet for a class of certificates.

         Except as provided in any final term sheet for a class of  certificates,  the pooling and  servicing  agreement  will  require that the Excess  Cash  Flow,  to the  extent  available  and to the extent  necessary,  will be  applied as an  accelerated  payment of principal on the offered certificates,  to the extent that the Required  Overcollateralization Amount exceeds the Overcollateralization
Amount as of that  distribution  date.  The  application  of  Excess  Cash  Flow to the  payment  of  principal  on a class of  offered certificates  has the effect of accelerating  the  amortization of that class of offered  certificates  relative to the amortization of the mortgage loans.

ALLOCATION OF LOSSES

         Except as  otherwise  provided  in any final term  sheet for a class of  certificates,  Realized  Losses  with  respect to the mortgage loans will be allocated or covered as follows:

o        first, to the Excess Cash Flow for the related distribution date;

o        second, by the reduction of the Overcollateralization Amount until reduced to zero;

o        third,  to each class of the Class B Certificates,  if any,  sequentially,  in inverse order of their  numerical  designation, until the Certificate Principal Balance thereof has been reduced to zero;

o        fourth, to each class of the Class M Certificates,  sequentially,  in inverse order of their numerical designation,  until the
                  Certificate Principal Balance thereof has been reduced to zero;

o        fifth,  for losses with respect to any loan group,  to the related Class A Certificates in the order as set forth in any final term sheet for such class of certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         With respect to any defaulted mortgage loan that is finally liquidated,  through foreclosure sale,  disposition of the related mortgaged property if acquired on behalf of the  certificateholders  by deed in lieu of foreclosure,  or otherwise,  the amount of loss realized,  if any, will equal the portion of the Stated Principal Balance remaining,  if any, plus interest thereon through the date of liquidation,  after  application of all amounts  recovered,  net of amounts  reimbursable to the master servicer or the subservicer for
Advances and  expenses,  including  attorneys'  fees,  towards  interest and  principal  owing on the mortgage  loan.  These losses are referred to in this term sheet supplement as Realized Losses.

         The  principal  portion  of any  Realized  Loss,  other  than a Debt  Service  Reduction,  allocated  to any class of  offered certificates will be allocated in reduction of its Certificate  Principal  Balance,  until reduced to zero. The interest portion of any
Realized Loss, other than a Debt Service  Reduction,  allocated to any class of offered  certificates will be allocated in reduction of its Accrued  Certificate  Interest for the related  distribution  date. In addition,  any  allocation of a Realized Loss may be made by operation of the payment priority for the certificates set forth in this term sheet supplement.

         In order to maximize the  likelihood  of  distribution  in full of amounts of interest  and  principal  to be  distributed  to holders of the Class A  Certificates,  on each  distribution  date,  holders of each class of the Class A Certificates  have a right to distributions  of each of the  Interest  Distribution  Amount  and  Principal  Distribution  Amount  that is prior to the rights of the holders of the Class M  Certificates  and Class B  Certificates,  if any. In addition,  overcollateralization  and the  application  of
Excess Cash Flow will also  increase  the  likelihood  of  distribution  in full of amounts of interest  and  principal  to the Class A
Certificates and Class M Certificates.

         The priority of payments  among the Class M  Certificates,  as described  in this term sheet  supplement,  also has the effect during certain periods,  in the absence of losses,  of decreasing the percentage  interest in the trust evidenced by any class of Class
M Certificates with a higher payment priority,  thereby increasing,  relative to its Certificate  Principal Balance,  the subordination afforded to such class of the Class M  Certificates  by  overcollateralization  and any class of related  Class M  Certificates  with a lower payment priority and the Class B Certificates, if any.

         In addition,  in instances in which a mortgage loan is in default or if default is reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders,  the master servicer or subservicer may permit  servicing
modifications   of  the  mortgage  loan  rather  than  proceeding   with   foreclosure,   as  described   under   "Description  of  the
Certificates--Servicing  and Administration of Mortgage  Collateral" in the related base prospectus.  However, the master servicer's and the subservicer's  ability to perform  servicing  modifications  will be subject to some limitations,  including but not limited to the following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the mortgage loan,  will be required to be fully  amortized  over the term of the  mortgage  loan.  All  capitalizations  are to be  implemented  in accordance with Residential  Funding's  program guide and may be implemented only by subservicers that have been approved by the master servicer for that  purpose.  The final  maturity of any mortgage  loan  included in the trust  established  for any series shall not be extended beyond the assumed final  distribution  date for that series.  No servicing  modification with respect to a mortgage loan will have the effect of reducing the mortgage  rate below the lesser of (i)  one-half of the  mortgage  rate as in effect on the  applicable cut-off date and (ii) the Expense Fee Rate.  Further,  the aggregate  current  principal  balance of all mortgage loans included in the trust established for any series subject to modifications  can be no more than five percent (5%) of the aggregate  principal balance of those  mortgage  loans as of the cut-off  date for that series,  but this limit may increase  from time to time with the consent of the rating agencies rating that series of certificates.

ADVANCES

         Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

         These Advances are required to be made on mortgage loans included in the trust  established  for any series only to the extent they are deemed by the master servicer to be recoverable from related late  collections,  Insurance  Proceeds or Liquidation  Proceeds.
Recoverability is determined in the context of existing outstanding  arrearages,  the current  loan-to-value ratio and an assessment of the fair market value of the related  mortgaged  property.  The purpose of making these  Advances is to maintain a regular cash flow to the  certificateholders,  rather than to guarantee  or insure  against  losses.  The master  servicer  will not be required to make any
Advances with respect to reductions in the amount of the monthly  payments on the mortgage loans due to Debt Service  Reductions or the application  of the Relief  Act or similar  legislation  or  regulations.  Any  failure  by the master  servicer  to make an Advance as required under the pooling and servicing  agreement for any series will  constitute an event of default  thereunder,  in which case the trustee,  as  successor  master  servicer,  will be  obligated to make any  Advance,  in  accordance  with the terms of the pooling and servicing agreement for that series.

         All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the master servicer on a first priority basis from late  collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which the unreimbursed  Advance was made. In addition,  any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections,  Insurance  Proceeds and Liquidation  Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account with respect to the related loan group prior to distributions on the offered certificates.

         The pooling and servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances on the mortgage  loans included in the trust  established  for that series,  although no such facility will reduce or otherwise  affect the master  servicer's  obligation  to fund these  Advances  and/or  Servicing  Advances.  No facility  will require the consent of any certificateholders  or the trustee.  Any Advances  and/or  Servicing  Advances  made by an advancing  person would be reimbursed to the advancing  person under the same  provisions  pursuant to which  reimbursement  would be made to the master  servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor  master  servicer,  and without  being  subject to any right of offset  that the trustee or the trust might have  against the master servicer or any successor master servicer.

                                              CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to  maturity  on each class of offered  certificates  of any series  will be  primarily  affected  by the  following factors:

o        the rate and timing of  principal  payments on the mortgage  loans in the related  loan group or groups  included in the trust established for that series, including prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

o        the allocation of principal payments among the various classes of offered certificates of that series;

o        realized  losses and  interest  shortfalls  on the mortgage  loans in the related  loan group or groups  included in the trust established for that series;

o        the  pass-through  rate on the offered  certificates,  and  fluctuations  in any index for the  mortgage  loans or the offered certificates of that series;

o        to the extent  provided  in any final  term  sheet for a class of  certificates,  with  respect  to any class of  certificates intended to be the beneficiary of a yield maintenance or similar agreement, payment, if any, made pursuant to such agreement;

o        if applicable, the allocations of Net Deferred Interest among the various classes of related offered certificates; and

o        the purchase price paid for the offered certificates of that series.

         For additional  considerations  relating to the yields on the offered certificates,  see "Yield  Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

PREPAYMENT CONSIDERATIONS

         The yields to maturity and the  aggregate  amount of  distributions  on each class of the offered  certificates  of any series will be affected by the rate and timing of  principal  payments on the mortgage  loans in the related loan group or groups  included in the trust  established for that series.  The yields may be adversely  affected by a higher or lower than  anticipated rate of principal payments on the mortgage  loans in the related  loan group or groups in the trust  established  for that series.  The rate of principal payments on the mortgage  loans will in turn be affected by the  amortization  schedules of the mortgage  loans,  including any initial interest only periods,  the rate and timing of mortgagor  prepayments on the mortgage loans,  liquidations of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of prepayments,  liquidations and purchases of the related mortgage loans may  significantly affect the yield to an investor in that series of certificates,  even if the average rate of principal  payments  experienced over time is consistent  with an investor's  expectation.  In addition,  the rate of prepayments of the related  mortgage loans and the yields to investors on the related  certificates may be affected by refinancing  programs,  which may include general or targeted  solicitations, as described  under "Maturity and Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of principal payments on the mortgage  loans will depend on future  events and on a variety of factors,  as described in this term sheet  supplement and in the related base  prospectus  under "Yield  Considerations"  and "Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the timing of  principal  payments on the offered  certificates.  The yields to maturity  and rate of timing of principal  payments on the offered  certificates  will only be affected by the rate and timing of payments on the mortgage loans in the related loan group, except under the limited circumstances described in this term sheet supplement.

         The mortgage  loans may be prepaid by the  mortgagors at any time;  provided,  however,  that the mortgage  loans may impose a prepayment  charge for partial  prepayments  and full  prepayments,  which may have a  substantial  effect on the rate of prepayment of those mortgage loans.  See  "Description of the Mortgage  Pool--General" in this term sheet  supplement.  Unless otherwise  specified in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

         To the extent set forth in any final term sheet for a class of  certificates,  all prepayment  charges  collected with respect to the mortgage loans will be paid to the holders of a class of certificates,  if any,  entitled to prepayment  charges.  In any event, prepayment charges will not be available for distribution on any other offered  certificates.  The amount available for distribution to the holders of the a class of certificates  entitled to prepayment  charges on any distribution  date in respect of prepayment  charges is determined by the amount of prepayment  charges  collected  from the  mortgagors in connection  with  principal  prepayments  on the mortgage  loans  during the  prepayment  period  applicable  to such  distribution  date.  Generally,  each  prepayment  charge is only applicable to certain  prepayments  on a mortgage loan and only remains  applicable  with respect to such mortgage loan for the limited time periods  specified in the terms of such mortgage loan. In addition,  under certain  instances,  the master  servicer may waive the payment of the  prepayment  charges.  The yield to maturity on a class of  certificates  entitled to prepayment  charges will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans,  which are  difficult to predict and which may fluctuate significantly  over time.  Investors  should  conduct their own analysis of the effect,  if any, that the rate and timing of payment of prepayment  charges  may have on the  performance  of a class of  certificates  entitled  to those  charges.  Further,  some state laws restrict the imposition of prepayment  charges even when the mortgage loans expressly  provide for the collection of those charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage  loans that provide for the payment of these charges.  In that event,  these  amounts will not be available for  distribution  on the class of  certificates  entitled to prepayment charges.  See "Certain Legal Aspects of Mortgage Loans and  Contracts--Default  Interest and  Limitations on Prepayments" in the related base prospectus.

         Prepayments,  liquidations  and purchases of the mortgage loans will result in distributions to holders of the related offered certificates of principal  amounts which would  otherwise be distributed  over the remaining terms of the mortgage loans in the related mortgage pool.  Factors affecting  prepayment,  including  defaults and liquidations,  of mortgage loans include changes in mortgagors'
housing needs, job transfers,  unemployment,  mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties,  mortgage market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing  mortgage rates fell significantly  below the mortgage rates on the related  mortgage  loans,  the rate of  prepayments,  including  refinancings,  would be expected to increase.  Conversely,  if prevailing  mortgage rates rose  significantly  above the mortgage rates on the related mortgage loans, the rate of prepayments on the related mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal  payments on the mortgage  loans.
In general,  defaults on mortgage loans are expected to occur with greater  frequency in their early years.  As a result of the program criteria and  underwriting  standards  applicable  to the mortgage  loans,  the mortgage  loans may  experience  rates of  delinquency, foreclosure,  bankruptcy  and loss that are higher than those  experienced  by mortgage  loans that  satisfy the  standards  applied by
Fannie Mae and Freddie Mac first  mortgage loan purchase  programs,  or by  Residential  Funding for the purpose of acquiring  mortgage loans to  collateralize  securities  issued by  Residential  Funding  Mortgage  Securities I, Inc. For example,  the rate of default on mortgage loans that are secured by non-owner occupied  properties,  mortgage loans made to borrowers whose income is not required to be provided or verified,  mortgage loans made to borrowers with high  debt-to-income  ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See  "Description of the Mortgage  Pool--The  Program" in this term sheet  supplement.
Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations  on the  mortgage  loans will be affected by the general economic  condition of the region of the country in which the related mortgaged  properties are located.  The risk of delinquencies and loss is greater and  prepayments  are less likely in regions  where a weak or  deteriorating  economy  exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values. See "Maturity and Prepayment  Considerations" in the related base prospectus.

         The  negative  amortization  feature  of the  mortgage  loans may  affect  the yield on the  certificates.  As a result of the negative  amortization  of the mortgage  loans,  the  outstanding  principal  balance of a mortgage loan will increase by the amount of
Deferred  Interest.  During periods in which the outstanding  principal balance of a mortgage loan is increasing due to the addition of
Deferred  Interest,  the increasing  principal  balance of the mortgage loan may approach or exceed the value of the related  mortgaged property,  thus  increasing  both the  likelihood  of  defaults  and the  risk of loss on any  mortgage  loan  that is  required  to be liquidated.  Furthermore,  each mortgage loan provides for the payment of any remaining  unamortized principal balance of such mortgage loan (due to the addition of Deferred  Interest,  if any, to the  principal  balance of the mortgage  loan) in a single  payment at the maturity of the  mortgage  loan.  Because the  mortgagors  may be so required to make a larger  single  payment  upon  maturity,  it is possible that the default risk  associated  with the mortgage  loans is greater than that  associated  with fully  amortizing  mortgage loans.  The rate of Deferred  Interest on the mortgage loans will also affect the rate of principal  distributions  on the certificates because unscheduled principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

         The rate and timing of  principal  prepayments  relative to the rate and timing of the  creation  of Deferred  Interest on the mortgage  loans will also  affect the yields to  maturity on the  classes of  certificates.  To the extent  that there is Net  Deferred
Interest,  it will be  allocated  as  described in the final term sheet for a class of  certificates.  Any  allocation  of Net Deferred
Interest  to a class of  certificates  or  interest-bearing  component  of a class of  certificates  will reduce the amount of interest distributable on that class or component.  To the extent  described in the final term sheet for a class of certificates,  interest will thereafter  accrue on the Net Deferred  Interest so  allocated,  and, if provided in any final term sheet for a class of  certificates, may increase  the related  Certificate  Principal  Balance of a class of  certificates,  increasing  the  weighted  average life of the applicable  class of  certificates.  Any increase in the weighted average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of  certificates.  If and to the extent  described in any final term sheet for a class of  certificates,  the amount of the  Deferred  Interest  on the  mortgage  loans may be offset by using  full and  partial principal  prepayments on the mortgage loans to make  distributions of current interest on the certificates.  On any distribution date, to the extent that the aggregate  Deferred Interest on the mortgage loans as of the related due date exceeds the unscheduled  principal collections,  such excess  amounts will be deducted  from the interest  payable on the  certificates  and thereby  cause a delay in the payment of Accrued Certificate Interest on the classes of certificates to which the Net Deferred Interest is allocated.

         The mortgage loans  typically are assumable  under some  circumstances  if, in the sole judgment of the master servicer or the applicable  subservicer,  the prospective  purchaser of a mortgaged  property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Most of the mortgage  loans  contain  due-on-sale  clauses.  The terms of the pooling and  servicing  agreement for any series generally  require the master servicer or any subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted by applicable law, except that any enforcement  action that would impair or threaten to impair any recovery under any related  insurance  policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity of the offered  certificates  may be affected to the extent any Excess Cash Flow is used to  accelerate payments of principal on the offered certificates.  In addition,  the amount of any  Overcollateralization  Increase Amount paid to the offered  certificates  on any payment  date will be affected  by,  among other  things,  the level of  delinquencies  and losses on the mortgage loans,  the level of the index that is used to determine the  pass-through  rate on certificates  and the level of the indices on the mortgage loans.

         Certificates  with  Subordination  Features:  The  yield  to  maturity  on the  class  of  Class  M  Certificates  or  Class B
Certificates,  if any, then  outstanding with a Certificate  Principal  Balance greater than zero with the lowest payment priority will be extremely  sensitive  to losses on the  mortgage  loans  included in the trust  established  for that series and the timing of those losses because certain amounts of losses that are covered by  subordination  will be allocated to that class of Class M Certificates or
Class B  Certificates.  After the Credit Support  Depletion  Date,  the yield to maturity of any class of Senior  Support  Certificates will be extremely  sensitive to losses on the mortgage loans,  and the timing  thereof,  because certain losses that would be allocable to the  related  class or classes  of Super  Senior  Certificates  will be  allocated  to  related  class or classes of Senior  Support
Certificates.

REALIZED LOSSES AND INTEREST SHORTFALLS

         The yield to maturity and the aggregate  amount of  distributions  on each class of offered  certificates  will be affected by the timing of borrower  defaults  resulting in Realized Losses on the related mortgage loans, to the extent such losses are not covered by credit support in the form of the Excess Cash Flow,  overcollateralization  or  subordination  provided to any class of Super Senior
Certificates by a class of related Senior Support  Certificates,  the Class A Certificates by the Class M Certificates  and the Class B
Certificates,  if any, and, with respect to any Class M  Certificates,  by any Class M Certificates  with a lower payment  priority and the Class B  Certificates,  if any.  Furthermore,  as described in this term sheet  supplement,  the timing of receipt of principal and interest by the offered  certificates  may be adversely  affected by losses or  delinquencies  on the related  mortgage  loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

         The  amount of  interest  otherwise  payable  to  holders of the  offered  certificates  of any series  will be reduced by any interest  shortfalls on the mortgage loans with respect to the related loan group or groups included in the trust  established for that series to the extent not covered by the  Eligible  Master  Servicing  Compensation  and Excess Cash Flow,  in each case as described in this term sheet  supplement.  These  shortfalls  will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise,  except as described in this term sheet supplement with respect to Prepayment  Interest  Shortfalls.  Prepayment Interest
Shortfalls will only be covered by Eligible Master  Servicing  Compensation  and Excess Cash Flow to the extent  described in this term sheet  supplement.  Relief Act Shortfalls  allocated to the offered  certificates  on a  distribution  date will only be covered to the extent  of  Excess  Cash  Flow  available  therefor  on that  distribution  date in the  manner  described  under  "Description  of the
Certificates--Excess  Cash  Flow  and  Overcollateralization."  Relief  Act  Shortfalls  will  not  carry  forward  or be paid on  other distribution  dates. See  "Description of the  Certificates--Interest  Distributions"  in this term sheet supplement for a discussion of possible shortfalls in the collection of interest.

         The  recording  of mortgages in the name of MERS is a relatively  new  practice in the mortgage  lending  industry.  While the depositor  expects  that the master  servicer  or  applicable  subservicer  will be able to  commence  foreclosure  proceedings  on the mortgaged  properties,  when necessary and appropriate,  public recording  officers and others in the mortgage industry,  however,  may have  limited,  if any,  experience  with lenders  seeking to  foreclose  mortgages,  assignments  of which are  registered  with MERS.
Accordingly,  delays and additional  costs in commencing,  prosecuting and completing  foreclosure  proceedings,  defending  litigation commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage  loans  included in the trust  established  for any series could in turn delay the  distribution  of liquidation  proceeds to the  certificateholders  of that series and increase the amount of Realized Losses on those mortgage loans. In addition,  if, as a result of MERS  discontinuing  or becoming unable to continue  operations in connection  with the MERS(R)System,  it becomes  necessary to remove any mortgage loan included in the trust  established for any series from  registration on the MERS(R)System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related  expenses shall be  reimbursable  by the trust for that  series to the master  servicer,  which will  reduce  the amount  available  to pay  principal  of and  interest  on the outstanding  class or classes of  certificates  of that series with a Certificate  Principal  Balance greater than zero with the lowest payment  priorities.  For  additional  information  regarding  the recording of mortgages in the name of MERS see  "Description  of the
Mortgage  Pool--General"  in this term sheet  supplement  and  "Description  of the  Certificates--Assignment  of Mortgage  Loans" in the
related base prospectus.

PASS-THROUGH RATES

         The yields to maturity on the offered  certificates  will be affected by their  pass-through  rates.  Any class of  Adjustable
Rate  Certificates  may not always receive  interest at a rate equal to the applicable  index plus the related margin.  In addition,  a class of offered  certificates  may be subject to a cap based on the  weighted  average of the Net  Mortgage  Rates in the related loan group or groups,  referred  to in this term sheet  supplement  as a net wac cap rate.  If the related net wac cap rate is less than the applicable index plus the related margin,  the pass-through  rate on that class of Adjustable Rate  Certificates will be limited to the related net wac cap rate.  Thus, the yield to investors in a class of Adjustable  Rate  Certificates  will be sensitive to fluctuations in the  level of the  applicable  index  and will be  adversely  affected  by the  application  of the  related  net wac cap rate  cap.
Therefore,  the prepayment of the mortgage  loans with higher  mortgage  rates may result in a lower  pass-through  rate on the related
Adjustable Rate Certificates.

         Investors in the Adjustable  Rate  Certificates  should be aware that the mortgage loans have  adjustable  interest  rates, in most cases after an initial fixed rate period,  but their monthly payments and  amortization  schedules adjust annually and are subject to maximum  interest rates and payment caps.  Consequently,  the interest that becomes due on the mortgage loans during the related Due
Period may be less than interest that would accrue on the related  Adjustable  Rate  Certificates  at the rate of the applicable  index plus the related margin.  In a rising interest rate  environment,  the Adjustable Rate Certificates may receive interest at the related net wac cap rate for a protracted  period of time.  In  addition,  in this  situation,  there would be little or no Excess Cash Flow to cover losses and to create  additional  overcollateralization.  Moreover,  because the initial mortgage rates on the mortgage loans may be lower than the related  minimum  mortgage  rates,  and will remain fixed for the initial fixed rate period,  the related net wac cap rate may initially be less than it will be once the mortgage loans have all adjusted to their fully-indexed rate.  Therefore,  prior to the month in which  all of the  mortgage  loans  have  adjusted  to their  fully-indexed  rate,  there  may be a greater  risk that the
Pass-Through  Rate on any class of  Adjustable  Rate  Certificates  may be limited by the related net wac cap rate.  In  addition,  the pass-through  rates on any class of Adjustable Rate  Certificates may be subject to a cap as set forth in the final term sheet for such class of certificates.

         To the extent the related net wac cap rate is paid on any class of the  certificates,  the difference  between the related net wac cap rate and the pass-through  rate on such  certificates  (but not more than any cap as set forth in the final term sheet for such class of  certificates),  will create a basis risk  shortfall that will carry forward with interest  thereon,  referred to in this term sheet  supplement as a basis risk shortfall  carry forward  amount.  These basis risk  shortfalls will only be payable from Excess Cash
Flow or, if applicable,  a yield  maintenance  agreement or other  derivative  instrument,  and, in any event, may remain unpaid on the
Optional Termination Date or the applicable final distribution date.

         To the extent that there is Net  Deferred  Interest,  it will be allocated as described in the final term sheet for a class of certificates.  Any  allocation  of Net  Deferred  Interest  to a class of  certificates  or  interest-bearing  component  of a class of certificates  will create a shortfall in the amount of interest  distributable  on that class or component.  To the extent described in the final term sheet for a class of certificates,  interest will thereafter accrue on the Net Deferred Interest so allocated,  and will be payable as described in the final term sheet for a class of certificates to the extent of funds available for that purpose.

CLASS X CERTIFICATE YIELD CONSIDERATIONS

         The pre-tax  yield on the Class X  Certificates,  if any, will be sensitive to both the timing of receipt of  prepayments  and the overall  rate of  principal  prepayments  and defaults on the  mortgage  loans  included in the related loan group,  which rate may fluctuate  significantly  over  time.  Investors  in the Class X  Certificates  should  fully  consider  the risk that a rapid  rate of prepayments on the mortgage  loans  included in the related loan group could result in the failure of those  investors to fully recover their investments.

         Investors in the Class X  Certificates  should note that  increases in any index  applicable to any cap on the rate payable to the Class X Certificates,  or to any index applicable to any other class of certificates to which the pass-through  rate on the Class X
Certificates  is related,  may have a material  negative  effect on the yield on the Class X  Certificates  and may reduce the yield to zero even if the prepayments on the mortgage loans are consistent with the investors expectations as to prepayment rates.

PURCHASE PRICE

         In addition,  the yield to maturity on each class of the offered  certificates  will depend on, among other things,  the price paid by the holders of the offered  certificates  and the related  pass-through  rate.  The extent to which the yield to maturity of an offered  certificate  is  sensitive to  prepayments  will  depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased at a premium and  principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.  Conversely,  if a class of offered certificates is purchased at a discount and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the  investor's  actual yield to maturity  will be lower than  anticipated  at the time of purchase.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed  final  distribution  date with respect to each class of the offered  certificates  will be specified in the final term sheet for a class of certificates or in the pooling and servicing  agreement for that series.  No event of default,  change in the priorities for  distribution  among the various  classes or other  provisions  under the pooling and servicing  agreement will arise or become  applicable solely by reason of the failure to retire the entire  Certificate  Principal Balance of any class of certificates on or before its assumed final distribution date.

WEIGHTED AVERAGE LIFE

         Weighted  average  life refers to the  average  amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar  distributed in reduction of principal of the security.  The weighted  average life of the offered  certificates  will be influenced  by, among other things,  the rate at which  principal of the mortgage  loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a prepayment  standard or model. For example,  CPR, represents a constant rate of prepayment  each month relative to the then  outstanding  principal  balance of a pool of mortgage  loans.  CPR does not purport to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment of any pool of mortgage  loans,  including the mortgage loans in this mortgage pool. In addition,  it is very unlikely that the mortgage loans will prepay at a constant  level of CPR until  maturity or that all of the  mortgage  loans will prepay at the same level of CPR.  Moreover, the diverse  remaining terms to maturity and mortgage rates of the mortgage loans in the related  mortgage pool could produce slower or faster principal  distributions than indicated at the various constant  percentages of CPR, even if the weighted average remaining term to maturity and weighted  average  mortgage rate of the mortgage  loans are as assumed.  Investors  are urged to make their  investment decisions based on their  determination  as to anticipated  rates of prepayment on the mortgage loans in the related loan group under a variety of scenarios.  Any difference  between the  assumptions and the actual  characteristics  and performance of the mortgage loans, or actual prepayment or loss experience,  will affect the percentages of initial Certificate  Principal Balances  outstanding over time and the weighted average lives of the classes of offered certificates.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced by the taxes required to be paid with respect to the Residual  Certificates  of that series.  Holders of Residual  Certificates  of any series may have tax liabilities  with respect to their Residual  Certificates  during the early years of the trust for that series that substantially  exceed any distributions  payable thereon during any such period. In addition,  holders of Residual  Certificates of any series may have tax  liabilities  with respect to their  Residual  Certificates  the present value of which  substantially  exceeds the present  value of  distributions  payable  thereon  and of any tax  benefits  that may arise with  respect  thereto.  Accordingly,  the after-tax  rate of return on the  Residual  Certificates  of any series may be negative or may  otherwise  be  significantly  adversely affected.  The timing and amount of taxable  income  attributable  to the  Residual  Certificates  of any series will depend on,  among other things, the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

         The Residual  Certificateholders  of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments  made to those  holders in  connection  with the purchase of the Residual  Certificates  on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax Consequences" in the related base prospectus.

                                                    POOLING AND SERVICING AGREEMENT

GENERAL

         The  certificates for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of March 1, 2006, together referred to as the pooling and servicing agreement,  among the depositor,  the master servicer,  and Deutsche Bank Trust Company Americas,  as trustee.  Reference is made to the related  base  prospectus  for  important  information  in addition to that  described  herein  regarding  the terms and conditions of the pooling and  servicing  agreement  and the offered  certificates  for each series.  The offered  certificates  of any series will be  transferable  and  exchangeable  at an office of the  trustee,  which will serve as  certificate  registrar  and paying agent.  The depositor will provide a prospective  or actual  certificateholder  of any series without  charge,  on written  request,  a copy,  without  exhibits,  of the pooling and  servicing  agreement  for that series.  Requests  should be addressed to the  President,
Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         Under the pooling and servicing  agreement of any series,  transfers of Residual  Certificates  of that series are  prohibited to any non-United  States person.  Transfers of the Residual  Certificates are additionally  restricted as described in the pooling and servicing  agreement for that series.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual  Certificates--Tax  and Restrictions on Transfers of REMIC
Residual  Certificates to Certain  Organizations"  and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the  circumstances  described in the related base  prospectus,  the  depositor may terminate the trustee for any series for cause under specified circumstances.  See "The Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

CUSTODIAL ARRANGEMENTS

          The trustee will be directed to appoint Wells Fargo Bank,  N.A., to serve as custodian of the mortgage  loans.  The custodian is not an affiliate of the  depositor,  the master  servicer or the sponsor.  No servicer will have  custodial  responsibility  for the mortgage  notes.  Residential  Funding is required to deliver only the notes to the custodian.  The mortgage notes (and any contents of a mortgage  loan file  delivered to the  custodian)  may be  maintained in vaults at the premises of the sponsor or an affiliate of the sponsor.  If these  documents are  maintained at the premises of the sponsor or an affiliate,  then only the custodian will have access to the vaults,  and a shelving and filing system will segregate the files relating to the mortgage loans from other assets  serviced by the sponsor.

THE MASTER SERVICER AND SUBSERVICERS

         Master  Servicer.  The master servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

         o        receiving funds from subservicers,
         o        reconciling servicing activity with respect to the mortgage loans,
         o        calculating remittance amounts to certificateholders,
         o        sending remittances to the trustee for distributions to certificateholders,
         o        investor and tax reporting,
         o        coordinating loan repurchases,
         o        oversight of all servicing activity, including subservicers,
         o        following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing  decisions may need to be made,
         o        approval of loss mitigation strategies,
         o        management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, and
         o        providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time,  outsource  certain of its servicing  functions,  such as foreclosure  management, although any such  outsourcing  will not relieve the master servicer of any of its  responsibilities  or liabilities  under the pooling and servicing agreement.

         For a general  description of the master  servicer and its  activities,  see "Sponsor and Master  Servicer" in this term sheet supplement.  For a general  description of material terms relating to the master  servicer's  removal or replacement,  see "The Pooling
and Servicing Agreement     Rights Upon Event of Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

         o        communicating with borrowers;
         o        sending monthly remittance statements to borrowers;
         o        collecting payments from borrowers;
         o        recommending  a loss  mitigation  strategy for  borrowers  who have  defaulted on their loans (i.e.  repayment  plan, modification, foreclosure, etc.);
         o        accurate  and timely  accounting,  reporting  and  remittance  of the  principal  and  interest  portions  of monthly installment  payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
         o        accurate and timely accounting and administration of escrow and impound accounts, if applicable;
         o        accurate and timely reporting of negative amortization amounts, if any;
         o        paying escrows for borrowers, if applicable;
         o        calculating and reporting payoffs and liquidations;
         o        maintaining an individual file for each loan; and
         o        maintaining  primary  mortgage  insurance  commitments or certificates if required,  and filing any primary  mortgage insurance claims.

         Homecomings  Financial,   LLC.  The  subservicing  agreement  between  the  Master  Servicer  and  Homecomings  provides  that
Homecomings  will provide all of the  services  described in the  preceding  paragraph.  Homecomings  is a Delaware  limited  liability company  and has been  servicing  mortgage  loans  secured by first  liens on one-to  four-family  residential  properties  since 1996.
Homecomings  was  incorporated  as a  wholly-owned  subsidiary of  Residential  Funding  Company,  LLC in 1995 to service and originate mortgage loans. In 1996,  Homecomings  acquired  American Custody  Corporation to begin servicing  subprime mortgage loans, and in 1999
Homecomings  acquired  Capstead Inc. to focus on servicing  prime loans such as the mortgage  loans  described  herein.  After Capstead
Inc. was acquired,  Homecomings'  total servicing  portfolio was 164,000 loans with an aggregate  principal balance of $25 billion with
20% being subprime.  The three servicing  locations were integrated onto one servicing  system/platform by the end of 2001 becoming one of the first  servicing  operations  to service all loan  products on one  servicing  system.  The  operations  of each of the acquired companies have been  integrated into  Homecomings'  servicing  operations.  Approximately  85% of the mortgage loans  currently  master serviced  by  Residential  Funding  Company,  LLC are  subserviced  by  Homecomings.  As of December  31,  2005,  Homecomings  serviced approximately  782,000  mortgage loans with an aggregate  principal  balance of  approximately  $104 billion.  In addition to servicing mortgage loans secured by first liens on one-to-four  family  residential  properties,  Homecomings  services mortgage loans secured by more junior  second liens on  residential  properties,  and mortgage  loans made to borrowers  with  imperfect  credit  histories,  and subprime mortgage loans.  Homecomings also performs special servicing  functions where the servicing  responsibilities  with respect to delinquent  mortgage loans that have been serviced by third parties is transferred to Homecomings.  Homecomings'  servicing  activities have included the activities specified above under "--Subservicer responsibilities".

         Homecomings  may,  from  time to  time,  outsource  certain  of its  subservicing  functions,  such as  contacting  delinquent borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any such  outsourcing  will  not  relieve
Homecomings of any of its  responsibilities  or liabilities as a subservicer.  If Homecomings engages any subservicer to subservice 10%
or more of the mortgage loans, or any subservicer performs the types of services requiring additional  disclosures,  the issuing entity will file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

         The following  table sets forth the aggregate  principal  amount of mortgage loans  serviced by Homecomings  for the past five years and for the six months  ended June 30,  2006.  The  percentages  shown under  "Percentage  Change from Prior Year" for years 2001 through 2005 represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                    HOMECOMINGS SERVICING PORTFOLIO
FIRST LIEN MORTGAGE LOANS
VOLUME BY PRINCIPAL BALANCE                          2001            2002            2003             2004             2005           SIX MONTHS ENDED 6/30/06

                                                 $25,532,458,680$27,343,774,000 $29,954,139,212  $31,943,811,060  $44,570,851,126          $56,596,483,278
Prime Mortgages(1)

                                                 $17,039,860,699$27,384,763,000 $39,586,900,679  $44,918,413,591  $52,102,835,214          $51,366,852,808
Non-Prime Mortgages(2)

Total                                            $42,572,319,379$54,728,537,000 $69,541,039,891  $76,862,224,651  $96,673,686,340         $107,963,336,086

Prime Mortgages(1)                                      59.97%          49.96%           43.07%           41.56%           46.10%                    52.42%

Non-Prime Mortgages(2)                                  40.03%          50.04%           56.93%           58.44%           53.90%                   47.58%

Total                                                  100.00%         100.00%          100.00%          100.00%          100.00%                  100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                     (6.30)%           7.09%            9.55%            6.64%           39.53%                         -

Non-Prime Mortgages(2)                                  56.49%          60.71%           44.56%           13.47%           15.99%                        -

Total                                                   11.62%          28.55%           27.07%           10.53%           25.78%                        -
JUNIOR LIEN MORTGAGE LOANS
---------------------------------------------------------------------------------------------------------------------------------------
VOLUME BY PRINCIPAL BALANCE                           2001             2002            2003             2004             2005         SIX MONTHS ENDED 6/30/06

Prime Mortgages(1)                                $8,024,136,313    7,627,424,000   7,402,626,296    7,569,300,685    7,442,264,087      $10,268,313,191

                                                                                                                                                        -
Non-Prime Mortgages(2)                                        -                -               -                -                -

Total
                                                  $8,024,136,313    7,627,424,000   7,402,626,296    7,569,300,685    7,442,264,087     $10,268,313,191

Prime Mortgages(1)                                       100.00%         100.00%          100.00%          100.00%          100.00%               100.00%

Non-Prime Mortgages(2)                                     0.00%           0.00%            0.00%            0.00%            0.00%                0.00%

Total                                                    100.00%         100.00%          100.00%          100.00%          100.00%              100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                           N/A          (4.94)%         (2.95)%            2.25%          (1.68)%                     -

Non-Prime Mortgages(2)                                       N/A           -               -                     -                -                     -

Total                                                        N/A          (4.94)%         (2.95)%            2.25%          (1.68)%                     -

FIRST LIEN MORTGAGE LOANS
=======================================================================================================================================
VOLUME BY NUMBER OF LOANS                             2001             2002            2003             2004             2005        SIX MONTHS ENDED 6/30/06

Prime Mortgages(1)                                    133,632          125,209         143,645          150,297          187,773                 224,580

Non-Prime Mortgages(2)                                168,185          257,077         341,190          373,473          394,776                 382,202

Total                                                 301,817          382,286         484,835          523,770          582,549                 606,782

Prime Mortgages(1)                                      44.28%           32.75%          29.63%           28.70%           32.23%                  37.01%

Non-Prime Mortgages(2)                                  55.72%           67.25%          70.37%           71.30%           67.77%                  62.99%

Total                                                  100.00%          100.00%         100.00%          100.00%          100.00%                 100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                       (9.85)%          (6.30)%         14.72%             4.63%          24.93%                     -

Non-Prime Mortgages(2)                                    38.47%          52.85%          32.72%             9.46%           5.70%                     -

Total                                                     11.91%          26.66%          26.83%             8.03%          11.22%                     -

JUNIOR LIEN MORTGAGE LOANS
---------------------------------------------------------------------------------------------------------------------------------------
VOLUME BY NUMBER OF LOANS                               2001            2002             2003             2004            2005         SIX MONTHS ENDED 6/30/06

Prime Mortgages(1)                                      228,946         217,031          211,585          210,778         199,600                  251,635

Non-Prime Mortgages(2)                                        -               -                -                -               -                        -

Total                                                   228,946         217,031          211,585          210,778         199,600                  251,635

Prime Mortgages(1)                                        100.00%         100.00%          100.00%          100.00%         100.00%                 100.00%

Non-Prime Mortgages(2)                                      0.00%            0.00%            0.00%           0.00%            0.00%                  0.00%

Total                                                     100.00%          100.00%          100.00%         100.00%          100.00%                100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

Prime Mortgages(1)                                            N/A          (5.20)%         (2.51)%          (0.38)%          (5.30)%                     -

Non-Prime Mortgages(2)                                        N/A           -               -                     -                -                     -

Total Based on Average Number of Loans                        N/A          (5.20)%          (2.51)%         (0.38)%          (5.30)%                     -

=======================================================================================================================================

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The  servicing  fees for each  mortgage loan are payable out of the interest  payments on that  mortgage  loan.  The servicing fees relating to each mortgage loan will be a per annum  percentage of the outstanding  principal  balance of that mortgage loan as set forth in the final term sheet for a class of  certificates.  The  servicing  fees consist of (a)  servicing  fees payable to the master servicer  in  respect  of its  master  servicing  activities  and (b)  subservicing  and  other  related  compensation  payable  to the subservicer,  and such  compensation  paid to the master  servicer  as the direct  servicer  of a mortgage  loan for which  there is no subservicer.

         The primary  compensation  to be paid to the master  servicer for its master  servicing  activities  will be its servicing fee equal to a per annum  percentage  of the  outstanding  principal  balance of each  mortgage  loan.  As  described  in the related  base prospectus,  a  subservicer  is  entitled  to  servicing  compensation  in a  minimum  amount  equal to a per annum  percentage  of the outstanding  principal  balance of each  mortgage loan  serviced by it. The master  servicer is obligated to pay some ongoing  expenses associated  with the trust for any series and  incurred  by the master  servicer  in  connection  with its  responsibilities  under the related  pooling  and  servicing  agreement.  The master  servicing  fee may be reduced if a master  servicer is  appointed  in certain circumstances,  but may not be increased. See "The Pooling and Servicing  Agreement--Servicing  Compensation and Payment of Expenses" in
the related base prospectus for  information  regarding other possible  compensation  to the master servicer and  subservicers  and for information regarding expenses payable by the master servicer.

     The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans,  prior to payments of interest and principal to the certificateholders, except as may otherwise be set forth in any final term sheet for any series:

           --------------------------------- ------------------------------------------ -----------------------------
                     DESCRIPTION                              AMOUNT                          RECEIVING PARTY
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Master Servicer Fee               0.05% per annum of the principal  balance  Master Servicer of each mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.375%   per   annum  of  the   principal  Subservicers
                                             balance of each  mortgage  loan  serviced
                                             by a subservicer
           --------------------------------- ------------------------------------------ -----------------------------

In addition,  the master  servicer or any applicable  subservicer  may recover from payments on the mortgage loans or withdraw from the
Custodial  Account the amount of any Advances and Servicing  Advances  previously  made,  interest and investment  income,  foreclosure profits,  indemnification payments payable under the pooling and servicing agreement,  and certain other servicing expenses,  including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date for any series, a distribution  date statement will be made available to each  certificateholder  of that series setting forth certain  information  with respect to the  composition of the payment being made, the  Certificate  Principal
Balance or  Notional  Amount of an  individual  certificate  following  the  payment  and  certain  other  information  relating to the certificates and the mortgage loans of that series.  The trustee will make the  distribution  date statement,  and, at its option,  any additional files containing the same information in an alternative format,  available each month to  certificateholders  of that series and other  parties to the pooling and  servicing  agreement  via the  trustee's  internet  website.  See also  "Pooling  and  Servicing
Agreement Reports to Certificateholders" in the related base prospectus for a more detailed description of certificateholder reports.

VOTING RIGHTS

         There are  actions  specified  in the  related  base  prospectus  that may be taken by holders of  certificates  of any series evidencing  a  specified  percentage  of all  undivided  interests  in the  related  trust and may be taken by holders of  certificates entitled in the  aggregate to that  percentage  of the voting  rights.  All voting  rights for any series will be  allocated  among all holders of the  certificates  of that series as  described in the pooling and  servicing  agreement  for that  series.  The pooling and servicing  agreement for any series may be amended  without the consent of the holders of the Residual  Certificates  of that series in specified circumstances.

TERMINATION

         The  circumstances  under which the obligations  created by the pooling and servicing  agreement for any series will terminate relating to the offered certificates of that series are described under "The Pooling and Servicing Agreement --Termination;  Retirement
of  Certificates"  in the related base  prospectus.  The master servicer will have the option,  on any  distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage  loans included in the trust  established  for any series is less than 10% of the aggregate  principal  balance of the mortgage loans included in the trust  established  for that series as of the cut-off date for that series after  deducting  payments of principal  due during the month of the cut-off  date,  either to purchase all  remaining  mortgage loans and other assets in the trust for that series,  thereby  effecting early  retirement of the offered  certificates or to purchase, in whole but not in part,  the  certificates.  Any such purchase of mortgage  loans and other assets of the trust for that series shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each mortgage loan or the fair market value of the related underlying  mortgaged  properties with respect to defaulted  mortgage loans as to which title to such mortgaged  properties has been acquired if such fair market value is less than such unpaid principal  balance,  net of any unreimbursed  Advance  attributable to principal,  as of the date of repurchase plus (b) accrued  interest  thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the repurchase  price is distributed.  The optional  termination  price paid by the master servicer will also include  certain  amounts  owed by  Residential  Funding as seller of the mortgage  loans  included in the trust  established  for that series,  under the terms of the agreement pursuant to which Residential  Funding sold the mortgage loans to the depositor,  that remain unpaid on the date of the optional termination.

         Distributions  on the  certificates of any series  relating to any optional  termination  will be paid,  first, to the Class A
Certificates and Class X Certificates,  if any, second, to the Class M Certificates in the order of their payment  priority,  third, to the  Class B  Certificates,  if any,  and  fourth,  except  as set  forth in the  pooling  and  servicing  agreement,  to the  Class SB
Certificates  and the Class R Certificates.  The proceeds of any such  distribution may not be sufficient to distribute the full amount to each  class of  certificates  of that  series if the  purchase  price is based in part on the fair  market  value of the  underlying mortgaged  property and the fair market  value is less than 100% of the unpaid  principal  balance of the related  mortgage  loan.  Any such  purchase of the offered  certificates  as  discussed  above will be made at a price  equal to 100% of the  aggregate  Certificate
Principal Balance of the offered  certificates plus the Accrued Certificate  Interest thereon,  for the immediately  preceding Interest
Accrual Period at the  then-applicable  pass-through rate and any previously unpaid Accrued  Certificate  Interest.  Promptly after the purchase of such  certificates  of any series,  the master  servicer shall  terminate the trust for that series in accordance  with the terms of the related pooling and servicing agreement.

         Upon  presentation and surrender of the offered  certificates in connection with the termination of the trust or a purchase of certificates  for  any  series  under  the  circumstances  described  in the two  preceding  paragraphs,  the  holders  of the  offered certificates  of that  series  will be  entitled to receive an amount  equal to the  Certificate  Principal  Balance of that class plus
Accrued Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at the then-applicable  pass-through rate, plus any previously unpaid Accrued Certificate  Interest and any Prepayment  Interest  Shortfalls.  The offered  certificates will not, however,  receive the amount of any basis risk  shortfall or basis risk  shortfall  carry forward  amount in  connection  with any such purchase of the offered  certificates by the master servicer.  In addition,  distributions to the holders of the most subordinate class of certificates of that series  outstanding  with a Certificate  Principal  Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the  termination of the trust for that series  resulting from a purchase of all the assets of that trust.

THE TRUSTEE

         The trustee  under the pooling and servicing  agreement  (as  described  below),  is a national  banking  association.  It has served as a trustee for securities backed by first liens on one- to four-family residential properties.

         Unless an event of default has  occurred  and is  continuing  under the  pooling and  servicing  agreement,  the trustee  will perform only such duties as are  specifically  set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor would  exercise or use under the  circumstances  in the conduct of such  investor's  own affairs.  Subject to certain  qualifications  specified in the pooling and  servicing  agreement,  the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing agreement include collecting funds from the master servicer to distribute to  certificateholders  at the direction of the master  servicer,  providing  certificateholders  and applicable rating  agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default  under the pooling and servicing agreement,  removing the master servicer as a result of any such default,  appointing a successor  master  servicer,  and effecting any optional termination of the trust.

         The master  servicer  will pay to the trustee  reasonable  compensation  for its  services and  reimburse  the trustee for all reasonable  expenses  incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing  agreement, except any such  expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without  negligence or willful  misconduct on the trustee's  part arising out of the acceptance and administration of the trust.

         The trustee  may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor  may also  remove the trustee if the trustee  ceases to be  eligible to continue as trustee  under the pooling and  servicing agreement  or if the trustee  becomes  insolvent.  Upon  becoming  aware of those  circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51%
of the  aggregate  voting  rights in the related  trust.  Any  resignation  or removal of the trustee  and  appointment  of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                           LEGAL PROCEEDINGS

         There are no material pending legal or other  proceedings  involving the mortgage loans or Residential  Funding Company,  LLC, as sponsor and master servicer,  Residential  Accredit Loans, Inc. as depositor,  the trust as the issuing entity,  or Homecomings,  as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

         Residential  Funding and  Homecomings  are  currently  parties to various legal  proceedings  arising from time to time in the ordinary course of their businesses,  some of which purport to be class actions.  Based on information  currently available,  it is the opinion of Residential  Funding and Homecomings that the eventual outcome of any currently  pending legal  proceeding,  individually or in the aggregate,  will not have a material  adverse  effect on their ability to perform their  obligations in relation to the mortgage loans. No assurance,  however, can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate,  would not have a material adverse impact on Residential  Funding or Homecomings.  Any such unfavorable outcome could adversely  affect the ability of Residential  Funding  Company,  LLC or Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                                               MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the certificates,  Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor,  will render an opinion to the effect that,  assuming compliance with all provisions of the pooling and servicing  agreement,  for federal income tax purposes, the trust,  exclusive of any yield  maintenance  or similar  agreement,  if any,  will qualify as one or more REMICs under the Internal
Revenue Code.

         For federal income tax purposes:

o        each class of Residual Certificates will represent ownership of the sole class of "residual interests" in a REMIC; and

o        each class of offered  certificates  will  represent  ownership of "regular  interests"  in a REMIC,  which will  generally be treated as debt  instruments of that REMIC and will also represent the right to receive payments from a reserve fund, which  consists  of  certain  distributions  from  Excess  Cash Flow and,  if  applicable,  payments  under the yield maintenance or similar agreement.

         See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         For federal income tax purposes,  the offered  certificates may be treated as having been issued with original issue discount.
 The  prepayment  assumption  that will be used in  determining  the rate of accrual of original issue  discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any  determination the mortgage  loans  will  prepay  at a rate  equal  to 100% of the  prepayment  assumption  used to price  the  offered  certificates.  No representation  is made that the  mortgage  loans will  prepay at that rate or at any other  rate.  See  "Material  Federal  Income Tax
Consequences--General"  and  "--REMICs--Taxation  of Owners of REMIC  Regular  Certificates--Original  Issue  Discount" in the related base prospectus.

         The holders of the offered  certificates  will be required to include in income  interest on their  certificates in accordance with the accrual method of accounting.

         If the method for computing  original issue discount  described in the related base  prospectus  results in a negative  amount for any period with respect to a  certificateholder,  the amount of original issue discount  allocable to that period would be zero and the  certificateholder  will be  permitted  to offset that  negative  amount only  against  future  original  issue  discount,  if any, attributable to those certificates.

         In some  circumstances the OID regulations  permit the holder of a debt instrument to recognize  original issue discount under a method that differs from that used by the issuing  entity.  Accordingly,  it is possible that the holder of a certificate may be able to select a method for recognizing  original issue discount that differs from that used by the master servicer in preparing  reports to the certificateholders and the Internal Revenue Service, or IRS.

         Certain  classes of offered  certificates  may be treated for federal  income tax purposes as having been issued at a premium.
Whether any holder of one of those classes of  certificates  will be treated as holding a  certificate  with  amortizable  bond premium will depend on the  certificateholder's  purchase price and the  distributions  remaining to be made on the  certificate at the time of its acquisition by the  certificateholder.  The use of a zero prepayment  assumption may be required in calculating the amortization of premium.  Holders of those classes of  certificates  are encouraged to consult their tax advisors  regarding the  possibility of making an election to amortize  such  premium.  See  "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC  Regular
Certificates" and "--Premium" in the related base prospectus.

         The IRS has issued the OID  Regulations  under  sections 1271 to 1275 of the Internal  Revenue Code  generally  addressing the treatment of debt  instruments  issued with  original  issue  discount.  Purchasers  of the offered  certificates  should be aware that
Section  1272(a)(6)  of the Internal  Revenue  Code and the OID  Regulations  do not  adequately  address  some issues  relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the offered  certificates.  In the absence of other authority,  the master servicer  intends to be guided by certain  principles of the OID Regulations  applicable to adjustable rate debt instruments  in  determining  whether such  certificates  should be treated as issued with original  issue discount and in adapting the provisions of Section  1272(a)(6) of the Internal Revenue Code to such  certificates for the purpose of preparing  reports furnished to certificateholders  and the IRS. Because of the uncertainties  concerning the application of Section 1272(a)(6) of the Internal Revenue
Code to such  certificates  and because the rules  relating to debt  instruments  having an adjustable  rate of interest are limited in their application in ways that could preclude their  application to such certificates even in the absence of Section  1272(a)(6) of the
Internal  Revenue Code,  the IRS could assert that the offered  certificates  should be governed by some other method not yet set forth in  regulations  or should be treated as having  been  issued with  original  issue  discount.  Prospective  purchasers  of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         Each  holder of an  offered  certificate  is deemed to own an  undivided  beneficial  ownership  interest  in a REMIC  regular interest and a right to receive  payments  from a reserve  fund with  respect to basis risk  shortfall  carry  forward  amounts and Net
Deferred  Interest,  if applicable.  The reserve fund will consist of a portion of excess cash flow and amounts  received under a yield maintenance  or similar  agreement,  if  applicable.  The  treatment  of amounts  received by an offered  certificateholder  under such certificateholder's  right  to  receive  payments  under  the  reserve  fund  will  depend  on the  portion,  if any,  of such  offered certificateholder's  purchase  price  allocable  thereto.  Under the REMIC  regulations,  each  holder of an offered  certificate  must allocate its purchase  price for that  certificate  between its  undivided  interest in the REMIC  regular  interest and its  undivided interest in the right to receive  certain  payments with respect to basis risk shortfall  carry forward  amounts in accordance with the relative fair market values of each property right.  Such allocations  will be used for, among other things,  purposes of computing any original issue discount,  market discount or premium,  as well as for determining  gain or loss upon  disposition.  It is intended that certain  payments made to the holders of the offered  certificates  with respect to basis risk shortfall  carry forward amounts and Net
Deferred  Interest,  if applicable,  be treated as includible in income based on, and the purchase price  allocated to the reserve fund may be amortized in accordance  with,  the tax  regulations  relating to notional  principal  contracts.  In the case of  non-corporate holders of the offered  certificates,  the  amortization of the purchase price may be subject to limitations as an itemized  deduction, and may not be useable at all if the taxpayer is subject to the  alternative  minimum tax.  However,  proposed  regulations  modify the taxation of notional principal contracts that contain contingent  nonperiodic  payments.  As the application of such regulations (i.e., whether they apply,  and if so, how they apply) are, at this time,  unclear,  holders of the offered  certificates  should consult with their own tax advisors with respect to the proper  treatment of their  interest in the reserve fund. The OID  regulations  provide that the trust's  determination  of the issue price of the REMIC  regular  interest is binding on all holders  unless the holder  explicitly discloses on its tax return that its allocation is different from the trust's allocation.

         Under the REMIC  regulations,  the master  servicer is required to account  for the REMIC  regular  interest  and the right to receive  payments with respect to basis risk shortfall  carry forward  amounts and Net Deferred  Interest,  if applicable,  as discrete property  rights.  It is possible that the right to receive payments with respect to the reserve fund could be treated as a partnership among the holders of the offered  certificates and Class SB Certificates,  in which case holders of the offered  certificates  would be subject to potentially  different timing of income and foreign holders of the offered  certificates  could be subject to withholding in respect of any payments  with respect to the reserve  fund.  Holders of the offered  certificates  are advised to consult their own tax advisors regarding the allocation of issue price,  timing,  character and source of income and deductions  resulting from the ownership of their certificates.  Treasury  regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the  integration of a "qualifying  debt  instrument"  with a hedge if the combined cash flows of the  components are  substantially equivalent to the cash flows on a variable rate debt instrument.  However,  such regulations  specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code.  Therefore,  holders of the offered certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

         To the extent that the right to receive payments with respect to the reserve fund are  characterized as a "notional  principal contract" for federal  income tax purposes,  upon the sale of an offered  certificate,  the amount of the sale allocated to the selling certificateholder's  right to receive such payments would be considered a "termination  payment" under the notional  principal contract regulations allocable to the related certificate.  An offered  certificateholder would have gain or loss from such a termination of the right to receive  payments equal to (i) any  termination  payment it received or is deemed to have received minus (ii) the  unamortized portion of any amount paid,  or deemed paid,  by the  certificateholder  upon  entering  into or acquiring its interest in the right to receive  payments under the reserve fund. In addition,  this calculation may have to be adjusted if the recently  proposed  regulations referred to above apply to the right to receive payments from the reserve fund.

         Gain or loss  realized upon the  termination  of the right to receive  certain  payments with respect to the reserve fund will generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal  Revenue Code Section
582(c) would likely not apply to treat such gain or loss as ordinary.

         This  paragraph  applies to the  portion of each  offered  certificate  exclusive  of any rights in respect to  payments  with respect to basis  risk  shortfall  carry  forward  amounts  or Net  Deferred  Interest,  if  applicable.  That  portion of the  offered certificates  will be treated as assets  described  in Section  7701(a)(19)(C)  of the Internal  Revenue Code and "real estate  assets"
under Section  856(c)(4)(A)  of the Internal  Revenue Code  generally in the same  proportion  that the assets of the trust would be so treated.  In addition,  interest on the offered  certificates,  exclusive of any interest received with respect to basis risk shortfall carry forward  amounts or Net Deferred  Interest,  if applicable,  will be treated as "interest on obligations  secured by mortgages on real property"  under Section  856(c)(3)(B)  of the Internal  Revenue Code generally to the extent that such offered  certificates  are treated as "real estate  assets" under  Section  856(c)(4)(A)  of the Internal  Revenue Code.  Moreover,  the specified  portion of the offered  certificates  will be "qualified  mortgages" within the meaning of Section  860G(a)(3) of the Internal Revenue Code.  However,
prospective  investors  in offered  certificates  that will be  generally  treated as assets  described  in Section  860G(a)(3)  of the
Internal Revenue Code should note that,  notwithstanding such treatment,  any repurchase of such a certificate pursuant to the right of the master servicer or the depositor to repurchase  such offered  certificates  may adversely  affect any REMIC that holds such offered certificates if such repurchase is made under  circumstances  giving rise to a prohibited  transaction  tax. See "Pooling and Servicing
Agreement--Termination"  in this term  sheet  supplement  and  "Material  Federal  Income  Tax  Consequences--REMICs--Characterization  of
Investments in REMIC Certificates" in the related base prospectus.

         The holders of the offered  certificates  will be required to include in income  interest on their  certificates in accordance with the accrual method of accounting.  As noted above,  each holder of an offered  certificate  will be required to allocate a portion of the purchase price paid for its  certificates to the right to receive  certain  payments with respect to the reserve fund. The value of the right to  receive  any such  payments  under the  reserve  fund is a  question  of fact  which  could be  subject  to  differing interpretations.  Because  the right to receive  such  payments  under the reserve  fund is treated as a separate  right of the offered certificates not payable by any REMIC,  such right will not be treated as a qualifying asset for any such  certificateholder  that is a mutual savings bank,  domestic building and loan association,  real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

         For further  information  regarding  federal income tax consequences of investing in the offered  certificates,  see "Material
Federal Income Tax Consequences--REMICs" in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued REMIC  regulations under the provisions of the Internal Revenue Code that  significantly  affect holders of
Residual  Certificates.  The REMIC  regulations  impose  restrictions  on the  transfer  or  acquisition  of some  residual  interests, including the Residual  Certificates.  The pooling and servicing  agreement  will include  other  provisions  regarding the transfer of
Residual Certificates, including:

         o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

                  o is not a disqualified organization;

                  o is not acquiring the Residual Certificate on behalf of a disqualified organization; and

                  o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

         o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

         o a grant to the master  servicer of the right,  without  notice to the holder or any prior holder,  to sell to a purchaser of its choice any Residual  Certificate that shall become owned by a disqualified  organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States person of  "noneconomic"  residual  interests  will be disregarded for all federal income tax purposes,  and that the purported  transferor of "noneconomic"  residual interests will continue to remain  liable for any taxes due with  respect to the  income on the  residual  interests,  unless  "no  significant  purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations,  the Residual  Certificates may constitute noneconomic  residual  interests during some or all of their terms for purposes of the REMIC  regulations and,  accordingly,  unless no significant  purpose of a transfer is to impede the  assessment  or collection of tax,  transfers of the Residual  Certificates  may be disregarded  and purported  transferors  may remain liable for any taxes due relating to the income on the Residual  Certificates.  All transfers of the Residual  Certificates  will be restricted in accordance  with the terms of the pooling and servicing  agreement  that are intended to reduce the  possibility  of any transfer of a Residual  Certificate  being  disregarded to the extent that the Residual
Certificates  constitute  noneconomic residual interests.  See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of
REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

         The IRS has issued final REMIC  regulations  that add to the conditions  necessary to assure that a transfer of a non-economic residual  interest  would be  respected.  The  additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual,  the transferee  represent that it will not cause the income "to be  attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an  applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer"  and either (i) the amount  received by the transferee be no less on a present value basis than the present value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii)
the transfer is to a domestic  taxable  corporation  with specified  large amounts of gross and net assets and that meets certain other requirements  where agreement is made that all future transfers will be to taxable domestic  corporations in transactions  that qualify for the same "safe harbor" provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances known to the  transferor  at the time of transfer  not  indicate to a  reasonable  person that the taxes with  respect to the  residual interest  will not be paid,  with an  unreasonably  low cost for the  transfer  specifically  mentioned  as negating  eligibility.  The regulations  generally  apply to transfers of residual  interests  occurring on or after  February 4, 2000,  although  certain of their provisions  apply only to transfers of residual  interests  occurring on or after August 19, 2002.  See  "Material  Federal  Income Tax
Consequences --REMICs--Taxation of Owners of REMIC Residual  Certificates--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.

         The Residual  Certificateholders  may be required to report an amount of taxable  income with  respect to the earlier  accrual periods  of the term of the  related  REMIC that  significantly  exceeds  the amount of cash  distributions  received  by the  Residual
Certificateholders  from the  related  REMIC with  respect to those  periods.  Furthermore,  the tax on that income may exceed the cash distributions with respect to those periods.  Consequently,  Residual  Certificateholders should have other sources of funds sufficient to pay any federal  income taxes due in the earlier  years of the related  REMIC's term as a result of their  ownership of the Residual
Certificates.  In addition,  the required  inclusion of this amount of taxable income during a REMIC's  earlier accrual periods and the deferral of  corresponding  tax losses or  deductions  until later  accrual  periods or until the  ultimate  sale or  disposition  of a
Residual  Certificate,  or possibly  later under the "wash sale" rules of Section  1091 of the  Internal  Revenue  Code,  may cause the
Residual  Certificateholders'  after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return  is  positive.  That  is,  on  a  present  value  basis,  the  Residual  Certificateholders'  resulting  tax  liabilities  could substantially  exceed the sum of any tax benefits and the amount of any cash  distributions  on the  Residual  Certificates  over their life.
         The rules for accrual of OID with  respect to certain  classes of  certificates  are  subject to  significant  complexity  and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in determining  its taxable  income,  any changes required by the IRS in the  application of those rules to the  certificates  may  significantly  affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

         An individual,  trust or estate that holds, whether directly or indirectly through certain  pass-through  entities, a Residual
Certificate,  may have significant  additional gross income with respect to, but may be limited on the  deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing the  certificateholder's  regular tax  liability  and will not be able to deduct those fees or expenses to any extent in computing  the  certificateholder's  alternative
minimum  tax   liability.   See  "Material   Federal   Income  Tax   Consequences--  REMICs--Taxation   of  Owners  of  REMIC   Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

         The IRS has issued  proposed  regulations  that,  if adopted  as final  regulations,  would  cause the  question  of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

         Effective August 1, 2006,  temporary  regulations issued by the IRS (the  "Temporary  regulations ") have modified the general rule that excess  inclusions  from a REMIC  residual  interest are not  includible in the income of a nonresident  alien  individual or foreign  corporation  for  purposes of the 30% United  States  withholding  tax until paid or  distributed  or when the REMIC  residual interest  is disposed  of. The  Temporary  regulations  accelerate  the time both for  reporting  of, and  withholding  tax on,  excess inclusions  allocated to the foreign equity holders of domestic  partnerships and certain other  pass-through  entities.  The new rules also provide that excess  inclusions are United States sourced income.  The timing rules apply to a particular  residual interest and a particular  foreign  person if the first  allocation of income from the residual  interest to the foreign  person occurs after July 31,
2006.  The source rules apply for taxable  years ending after August 1, 2006.  Under the  Temporary  regulations,  in the case of REMIC residual  interests held by a foreign person through a domestic  partnership,  the amount of excess  inclusion  income allocated to the foreign  partner is deemed to be  received  by the  foreign  partner on the last day of the  partnership's  taxable  year except to the extent  that the excess  inclusion  was  required  to be taken into  account by the foreign  partner at an earlier  time under  section
860G(b) of the Internal  Revenue Code as a result of a  distribution  by the  partnership  to the foreign  partner or a disposition  in whole or in part of the foreign partner's  indirect interest in the REMIC residual  interest.  A disposition in whole or in part of the foreign  partner's  indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's  residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership,  or any other reduction in the foreign  partner's  allocable share of the portion of the REMIC net income or deduction  allocated to the partnership.
Similarly,  in the case of a residual  interest held by a foreign person  indirectly as a shareholder of a real estate investment trust or  regulated  investment  company,  as a  participant  in a common trust fund or as a patron in an  organization  subject to part I of subchapter T  (cooperatives),  the amount of excess  inclusion  allocated to the foreign person must be taken into account for purposes of the 30% United States  withholding tax at the same time that other income from the trust,  company,  fund, or organization  would be taken into account.  Under the Temporary  regulations,  excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through  entity) are expressly made subject to withholding tax. In addition,  in the case of excess inclusions allocable to a foreign person as a partner,  the Temporary  regulations  eliminate an exception to the withholding  requirements  under which a  withholding  agent  unrelated to a payee is obligated to withhold on a payment only to the extent that the  withholding  agent has control over the payee's money or property and knows the facts giving rise to the payment.

         Residential  Funding  will be  designated  as the "tax  matters  person"  with  respect  to each REMIC as defined in the REMIC
Provisions,  as defined in the related base  prospectus,  and in connection  therewith  will be required to hold not less than 0.01% of each class of Residual Certificates (other than any Class R-X Certificate).

         Purchasers of the Residual  Certificates  are encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further  information  regarding  the federal  income tax  consequences  of  investing in the  Residual  Certificates,  see
"Certain Yield and Prepayment  Considerations--Additional  Yield Considerations  Applicable Solely to the Residual Certificates" in this term sheet supplement and "Material Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Residual  Certificates" in the
related base prospectus.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

          Recent Treasury  pronouncements  directed at abusive tax shelter activity appear to apply to transactions not  conventionally regarded as tax shelters.  Regulations  require  taxpayers to report  certain  disclosures  on IRS form 8886 if they  participate  in a
"reportable  transaction."  Organizers  and sellers of the  transaction  are  required to maintain  records  including  investor  lists containing  identifying  information  and to  furnish  those  records  to the IRS  upon  demand.  A  transaction  may be a  "reportable transaction"  based  upon  any of  several  indicia  one or more of  which  may be  present  with  respect  to your  investment  in the certificates.  Congress  has  enacted  provisions  that  impose  significant  penalties  for  failure to comply  with these  disclosure requirements.  Investors in Residual  Certificates are encouraged to consult their own tax advisers  concerning any possible disclosure obligation with respect to their investment,  and should be aware that the issuer and other  participants in the transaction  intend to comply  with such  disclosure  and  investor  list  maintenance  requirements  as they  determine  apply to them with  respect  to this transaction.

          Notwithstanding any other express or implied agreement to the contrary, the depositor,  the issuer, the underwriters and each recipient of this term sheet supplement and the related  prospectus  supplement and related base prospectus agree that each of them and each of their employees,  representatives,  and other agents may disclose, immediately upon commencement of discussions, to any and all persons,  without  limitation  of any kind,  the tax  treatment  and tax  structure of the  transaction  and all materials of any kind, including opinions or other tax analyses, that are provided to any of them relating to the tax treatment and tax structure.

PENALTY PROTECTION

         If penalties  were  asserted  against  purchasers  of the offered  certificates  in respect of their  treatment of the offered certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions stated,  herein and in the related base prospectus may not meet the  conditions  necessary for  purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

         For further  information  regarding  federal income tax consequences of investing in the offered  certificates,  see "Material
Federal Income Tax Consequences--REMICs" in the related base prospectus.

                                                            USE OF PROCEEDS

         The net proceeds  from the sale of the offered  certificates  of any series to the  underwriter  or the  underwriters  for any series will be paid to the  depositor.  The  depositor  will use the  proceeds to purchase  the  mortgage  loans  included in the trust established for that series or for general corporate purposes.  See "Method of Distribution" in this term sheet supplement.

                                                        METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of the related  underwriting  agreement for any series, each underwriter set forth in any final term sheet and the  prospectus  supplement  for that  series  with  respect to any class of offered  certificates  of that series will serve as an  underwriter  for each  applicable  class and will agree to purchase and the depositor  will agree to sell each applicable  class of the Senior  Certificates  of that series and the Class M  Certificates  of that  series,  except that a de minimis portion of the Residual  Certificates of that series will be retained by Residential Funding.  Each applicable class of certificates of any series being sold to an underwriter are referred to as the underwritten  certificates for any series.  It is expected that delivery of the  underwritten  certificates,  other than the Residual  Certificates,  will be made only in book-entry  form through the Same Day
Funds Settlement  System of DTC, and that the delivery of the Residual  Certificates for any series,  other than the de minimis portion retained  by  Residential  Funding,  will be made at the offices of the  applicable  underwriter  on the  closing  date for that series against payment therefor in immediately available funds.

         In connection with the underwritten  certificates,  of any series,  each underwriter has agreed,  in accordance with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable  class of the  underwritten certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

         Any related  underwriting  agreement for any series  provides that the  obligation  of the  underwriter  to pay for and accept delivery of each applicable  class of the  underwritten  certificates is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others, that no stop order suspending the effectiveness of the depositor's  registration  statement shall be in  effect,  and that no  proceedings  for that  purpose  shall be pending  before or  threatened  by the  Securities  and  Exchange
Commission.

         The  distribution of the  underwritten  certificates of any series by any applicable  underwriter may be effected from time to time in one or more  negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the underwritten  certificates for any series, before deducting expenses payable by the depositor,  shall be set forth in the prospectus  supplement for that series.  The underwriter for any class of any series may effect these  transactions by selling the applicable  underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or commissions  from the  underwriter for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have  received  compensation  from the  depositor  in the form of  underwriting  compensation.  The  underwriter  and any dealers  that participate  with the underwriter in the  distribution  of the  underwritten  certificates of any series are also  underwriters of that series under the Securities  Act of 1933. Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each  underwriting  agreement for any series will provide that the depositor  will indemnify the  underwriter,  and that under limited  circumstances  the underwriter will indemnify the depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         There is currently no secondary  market for the offered  certificates.  The underwriter for any class of any series may make a secondary  market in the  underwritten  certificates  of that series but is not  obligated to do so.  There can be no assurance  that a secondary  market for the offered  certificates of any series will develop or, if it does develop,  that it will continue.  The offered certificates will not be listed on any securities exchange.

         If more than one underwriter has agreed to purchase offered  certificates,  those underwriters will be identified in the final term sheet with respect to such class of certificates.

         The primary  source of  information  available  to investors  concerning  the offered  certificates  of any series will be the monthly statements discussed in the related base prospectus under "Description of the  Certificates--Reports  to Certificateholders" and
in this term sheet supplement under "Pooling and Servicing  Agreement--Reports  to  Certificateholders,"  which will include information as to the outstanding  principal balance or notional amount of the offered  certificates of that series. There can be no assurance that any additional  information  regarding the offered  certificates of any series will be available through any other source. In addition, the  depositor  is not aware of any source  through  which price  information  about the offered  certificates  will be available on an ongoing basis.  The limited nature of this  information  regarding the offered  certificates  may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates for any series becomes available.

                                                            LEGAL OPINIONS

         Certain  legal matters  relating to the  certificates  of any series will be passed upon for the  depositor,  and  Residential
Funding  Securities  Corporation if it is an underwriter of that series, by Orrick,  Herrington & Sutcliffe LLP, New York, New York and
for each underwriter, other than Residential Funding Securities Corporation, by Thacher Proffitt & Wood LLP, New York, New York.

                                                                RATINGS

         It is a condition of the issuance of the offered  certificates  that each class of offered  certificates  be assigned at least the ratings  designated  in the final term sheet for a class of  certificates  by one or more rating  agencies  including by Standard &
Poor's, a division of The McGraw-Hill  Companies,  Inc., Standard & Poor's or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch
Ratings, or Fitch.

         Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders of payments required under the related pooling and servicing  agreement.  Standard & Poor's ratings take into  consideration the credit quality of the related mortgage pool,  structural and legal aspects associated with the related  certificates,  and the extent to which the payment  stream in the related  mortgage  pool is adequate to make payments  required  under the related  certificates.  Standard &
Poor's rating on the certificates of any series will not,  however,  constitute a statement  regarding  frequency of prepayments on the related mortgage loans. See "Certain Yield and Prepayment  Considerations"  in this term sheet  supplement.  The rating on the Residual
Certificates only addresses the return of its Certificate  Principal  Balance and interest on the Residual  Certificates at the related pass-through rate.

         The  rating  assigned  by  Moody's  to the  offered  certificates  address  the  likelihood  of  the  receipt  by the  offered certificateholders  of all distributions to which they are entitled under the pooling and servicing agreement.  Moody's ratings reflect its analysis of the  riskiness of the mortgage  loans and the  structure of the  transaction  as described in the pooling and servicing agreement.  Moody's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments or recoveries on the mortgage loans.

         The  ratings  assigned  by  Fitch  to  mortgage   pass-through   certificates   address  the  likelihood  of  the  receipt  by
certificateholders  of all  distributions  to which they are entitled under the  transaction  structure.  Fitch's  ratings  reflect its analysis of the  riskiness of the  underlying  mortgage  loans and the  structure  of the  transaction  as  described in the  operative documents.  Fitch's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments or recoveries on the underlying  mortgage loans.  The rating on any class of Residual  Certificates  only addresses the return of its Certificate  Principal
Balance and interest on that class of Residual Certificates at the related pass-through rate.

         The ratings do not address the likelihood of the receipt of any amounts in respect of Carryover Shortfall Amounts.

         The  ratings  do not  address  the  likelihood  that  prepayment  charges  will be paid to holders  of any class  entitled  to prepayment charges.

         There can be no assurance as to whether any rating  agency other than the rating  agencies  designated in the final term sheet for a class of certificates  will rate the Senior  Certificates or the Class M Certificates of any series,  or, if it does, what rating would be assigned by any other rating agency.  A rating on the  certificates  of any series by another  rating  agency,  if assigned at all, may be lower than the ratings  assigned to the  certificates of that series by the rating agency or rating  agencies  requested by the depositor to rate those certificates.

         A security  rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently of any other security rating.
In the event that the ratings  initially  assigned to the offered  certificates of any series are subsequently  lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The fees paid by the  depositor  to the  rating  agencies  at closing  include a fee for  ongoing  surveillance  by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                           LEGAL INVESTMENT

         The  offered  certificates  identified  in the final term sheet with  respect to such class of  certificates  will  constitute
"mortgage related  securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies,  and, as such, are legal investments for some entities to the extent provided in SMMEA.  SMMEA provides,  however, that states could override its provisions on legal investment and restrict or condition  investment in mortgage  related  securities by taking  statutory  action on or prior to  October 3, 1991.  Some  states  have  enacted  legislation  which  overrides  the  preemption provisions of SMMEA.  The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         One or more classes of the offered  certificates of any series may be viewed as "complex  securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

         The depositor  makes no  representations  as to the proper  characterization  of any class of the offered  certificates of any series for legal  investment  or other  purposes,  or as to the ability of  particular  investors  to purchase any class of the offered certificates of any series under applicable legal investment  restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates  of any series.  Accordingly,  all  institutions  whose  investment  activities are subject to legal investment laws and regulations,  regulatory  capital  requirements or review by regulatory  authorities are encouraged to consult with their legal  advisors in  determining  whether and to what extent any class of the offered  certificates  of any series  constitutes  a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                                         ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance company,  whether through its general or separate  accounts,  or any other person investing  ERISA plan assets of any ERISA plan, as defined under "ERISA  Considerations--ERISA  Plan Asset  Regulations"  in the related base prospectus,  should carefully  review with its legal advisors whether the purchase or holding of offered  certificates  could give rise to a transaction  prohibited or not otherwise  permissible  under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates,  as well as the Class X Certificates,  if any, and Class M Certificates, by or on behalf of, or with ERISA plan  assets of, an ERISA plan may  qualify  for  exemptive  relief  under the RFC  exemption,  as  described  under  "ERISA
Considerations--Prohibited  Transaction  Exemption" in the related base prospectus,  provided that those certificates are rated at least
"BBB-" (or its  equivalent)  by Standard & Poor's,  Moody's or Fitch  Ratings,  or Fitch,  at the time of purchase.  The RFC  exemption contains a number of other conditions which must be met for the RFC exemption to apply,  including the requirements  that (1) any ERISA plan must be an  "accredited  investor" as defined in Rule  501(a)(1) of  Regulation  D under the  Securities  Act, and (2) none of the mortgage  loans may be less than fully  secured,  based on the fair market value of the  collateral on the closing date of the mortgage loans  represented  by the  certificates  and all  other  mortgage  loans  secured  by a lien of equal or higher  priority  on the same collateral.  All of the mortgage  loans  represented  by the offered  certificates  provide for negative  amortization.  Although  each mortgage loan represented by the offered  certificates  will be fully secured as of the closing date, it is conceivable that, after the closing date, a small percentage of the loans could, due to negative  amortization,  have an outstanding balance that exceeds 100%, but not 125%, of the value of the related  collateral.  The mortgage  pool has been so  structured as to reduce to an immaterial  level the probability that such a result would occur.

         The Department of Labor issued Prohibited Transaction  Exemption,  or PTE, 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) which amended the RFC exemption  and similar  exemptions  issued to other  underwriters.  This allows the trustee to be  affiliated  with the underwriters despite the restriction in PTE 2000-58 to the contrary.

         Each beneficial  owner of Class M Certificates or any interest therein shall be deemed to have  represented,  by virtue of its acquisition  or holding of that  certificate  or  interest  therein,  that  either  (i) it is not an ERISA plan  investor;  (ii) it has acquired  and is holding  such Class M  Certificates  in  reliance  on the RFC  exemption,  and it  understands  that there are certain conditions to the  availability of the RFC exemption,  including that the Class M Certificates  must be rated, at the time of purchase, not lower than "BBB-" (or its  equivalent) by Standard & Poor's,  Fitch or Moody's;  or (iii) (1) it is an insurance  company,  (2) the source of funds used to acquire or hold the certificate or interest  therein is an "insurance  company  general  account," as such term is defined in Section V(e) of Prohibited  Transaction Class Exemption,  or PTCE, 95-60, and (3) the conditions in Sections I and III of
PTCE 95-60 have been satisfied.

         If any Class M  Certificate  or any  interest  therein is acquired or held in  violation  of the  conditions  described in the preceding  paragraph,  the next  preceding  permitted  beneficial  owner  will be  treated  as the  beneficial  owner  of that  Class M
Certificate,  retroactive to the date of transfer to the purported  beneficial owner. Any purported  beneficial owner whose acquisition or holding of any such  certificate  or interest  therein was  effected in  violation  of the  conditions  described  in the  preceding paragraph shall indemnify and hold harmless the depositor,  the trustee,  the master servicer,  any  subservicer,  the underwriters and the  trust  from and  against  any and all  liabilities,  claims,  costs or  expenses  incurred  by those  parties  as a result of that acquisition or holding.

         Because the exemptive  relief  afforded by the RFC exemption or any similar  exemption that might be available will not likely apply to the purchase,  sale or holding of the Residual  Certificates,  transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee  provides the depositor,  the trustee and the master servicer with an opinion of counsel  satisfactory  to those  entities,  which  opinion  will not be at the expense of those  entities,  that the  purchase of those certificates by or on behalf of the ERISA plan investor:

o        is permissible under applicable law;

o        will not  constitute  or result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Internal  Revenue
     Code; and

o        will not subject the depositor,  the trustee or the master  servicer to any obligation in addition to those  undertaken in the pooling and servicing agreement.

         Any fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the offered  certificates  on behalf of or with ERISA plan assets of any ERISA plan should  consult  with its counsel  with  respect to: (i) whether the  specific  and general conditions and the other requirements in the RFC exemption would be satisfied,  or whether any other prohibited  transaction  exemption would apply,  and (ii) the potential  applicability  of the general  fiduciary  responsibility  provisions of ERISA and the  prohibited transaction  provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.  See "ERISA  Considerations"
in the related base prospectus.

         The sale of any of the  offered  certificates  to an ERISA  plan is in no respect a  representation  by the  depositor  or the underwriters  that such an investment  meets all relevant legal  requirements  relating to investments by ERISA plans  generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.